As filed with the Securities and Exchange Commission on December 29, 2004

Registration No. 333-120,443


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SATELLITE ENTERPRISES CORP.
                         (Name of small business issuer)


           NEVADA                         2750                  88-0390828
(State or other jurisdiction  (Primary standard industrial    (IRS Employer
     of incorporation)                code number)        identification number)

                          205 Church Street, Suite 340
                               New Haven, CT 06510
   (Address and telephone number of principal executive offices and principal place of business)

                       Roy Piceni, Chief Executive Officer
                           SATELLITE ENTERPRISES CORP.
                          205 Church Street, Suite 340
                               New Haven, CT 06510
                                 (203) 672-5912
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 Marc Ross, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                       (212) 930-9700 (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


------------------------------ ------------------ --------------------------- ---------------------------- ------------------
Title of each class of         Amount to be       Proposed maximum offering   Proposed maximum aggregate    Amount of
securities to be registered    registered (3)     price per share             offering price                registration fee
------------------------------ ------------------ --------------------------- ---------------------------- ------------------
Common stock                    25,743,478         $.24(1)                     $  6,178,434.78              $  727.20
------------------------------ ------------------ --------------------------- ---------------------------- ------------------
Common stock issuable upon       3,260,870         $.24(1)                     $    782,608.70              $   92.11
conversion of convertible
debentures
------------------------------ ------------------ --------------------------- ---------------------------- ------------------
Common stock issuable upon      17,804,349         $ 1.50(2)                   $ 26,706,523.50              $3,143.36
exercise of common stock
purchase warrants
------------------------------ ------------------ --------------------------- ---------------------------- ------------------
Total                           46,808,697                                     $ 33,667,566.98              $3,962.67*
------------------------------ ------------------ --------------------------- ---------------------------- ------------------

*Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 27, 2004, which was $.24 per share. Includes a good faith estimate of additional shares of common stock to account for antidilution and price protection adjustments.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.50. Includes a good faith estimate of additional shares of common stock to account for antidilution and price protection adjustments.

(3) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our common stock purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 29, 2004

                           SATELLITE ENTERPRISES CORP.
                              46,808,697 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 46,808,697 shares of our common stock, including 25,743,478 shares of common stock, up to 3,260,870 shares of common stock issuable upon conversion of contertible debentures and up to 17,804,349 issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SENR". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 27, 2004, was $.24.


Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Satellite Enterprises Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           SATELLITE ENTERPRISES CORP.


We sell and lease electronic newsstands or Kiosks, which distribute electronic newspapers, as well as provide sub-licensing agreements worldwide with strategic partners whereby we license our partners to establish their Kiosks within their territory. For the nine months ended September 30, 2004, we generated net sales of $786,521 and a net loss of $2,539,315. In addition, for the period from inception to December 31, 2003, we generated net sales of $82,705 and incurred losses in the amount of $2,007,354. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated August 27, 2004, have expressed substantial doubt about our ability to continue as going concern.


Our principal offices are located at 205 Church Street, Suite 340 New Haven, CT 06510 and our telephone number is (203) 672-5912. We are a Nevada corporation.


--------------------------------------------------------------------------------
The Offering
--------------------------------------------------------------------------------
Common stock offered by selling     46,808,697 shares of common stock, including
stockholders ....................   25,743,478 shares of common stock; up to
                                    3,260,870 shares of common stock issuable
                                    upon conversion of convertible debentures
                                    and up to 17,804,349 shares of common stock
                                    underlying common stock purchase warrants.
                                    This number represents 20.07% of our total
                                    number of shares outstanding, assuming the
                                    exercise of all common stock purchase
                                    warrants included in this prospectus.
--------------------------------------------------------------------------------
Common stock to be outstanding      Up to 233,211,750 shares assuming the
after the offering ..............   exercise of all common stock purchase
                                    warrants and the conversion of all
                                    convertible debentures included in this
                                    prospectus.
--------------------------------------------------------------------------------
Use of proceeds .................   We will not receive any proceeds from the
                                    sale of the common stock. However, we will
                                    receive the exercise price for any shares of
                                    common stock delivered in connection with
                                    the exercise of the common stock purchase
                                    warrants. We expect to use the proceeds
                                    received from the exercise of the common
                                    stock purchase warrants, if any, for general
                                    working capital purposes. We have received
                                    gross proceeds in the amount of $2,500,000
                                    from the sale of common stock, convertible
                                    debentures and common stock purchase
                                    warrants.
--------------------------------------------------------------------------------
OTCBB Symbol ....................   SENR

--------------------------------------------------------------------------------

The above information regarding common stock to be outstanding after the offering is based on 219,168,271 shares of common stock outstanding as of December 27, 2004 and assumes the exercise of warrants by our selling stockholders.


To obtain funding for our ongoing operations, on May 19, 2004, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold 10,869,565 shares of common stock to accredited investors in a private offering. In connection with the offering, we sold 10,869,565 shares of common stock at a price of $.23 per share. In addition, we also issued 10,869,565 common stock purchase warrants exercisable at $1.50 per share. We raised an aggregate of $2,500,000 in connection with this offering. In November 2004, we entered into an amendment of the Securities Purchase Agreement whereby we cancelled 2,173,913 shares of common stock and issued to the investors to the investors secured convertible debentures in the amount of $500,000.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

OUR COMPANY HAS A HISTORY OF LOSSES AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.


We were founded on April 14, 1998. We are a development stage company. We have incurred operating losses in every year of our existence. For the nine months ended September 30, 2004, we generated a net loss of $2,539,315. In addition, for the period from inception to December 31, 2003, we incurred losses in the amount of $2,007,354. These losses are continuing. We have not achieved profitability and expect to continue to incur net losses as we develop our business line. The extent of future losses and the time required to achieve profitability is highly uncertain. In addition, as we are a development stage company, we do not expect to generate revenues in the next few years.


IN ORDER TO EXECUTE OUR BUSINESS PLAN, WE MAY NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

We may need to raise additional funds through public or private debt or equity financings to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

THROUGH OUR WHOLLY OWNED SUBSIDIARY, WE HAVE ENTERED INTO A LICENSE AGREEMENT WITH MEDIA FINANCE, FOR A TERM OF 20 YEARS, TO OBTAIN THE RIGHTS TO SELL AND DISTRIBUTE OUR KIOSKS AND DELIVER CONTENT AND, IF THIS LICENSE WERE TO BE TERMINATED FOR ANY REASON, INCLUDING FAILURE TO PAY THE REQUIRED MONTHLY FEE, OUR RESULTS OF OPERATIONS MAY BE SEVERALLY IMPACTED AND WE MAY BE FORCED TO CEASE OUR OPERATIONS.

The license agreement entered into between Media Finance and Swiss Satellite Newspapers appoints Swiss Satellite Newspapers as the exclusive distributor to promote sell and/or lease the Kiosks, content distribution applications and derived content throughout the world. The license agreement expires in November 2023 and requires that Swiss Satellite Newspapers makes a monthly payment to Media Finance of $25,000. In the event that Swiss Satellite Newspapers fails to make the $25,000 payment for two consecutive months, then Media Finance may terminate the license without notice to Swiss Satellite Newspapers.

If we are unable to make the above payments, then our license may be terminated by Media Finance. If Media Finance elects to terminate our license our results of operations may be negatively impacted and we may be forced to cease operations.

THE CONTINUED GROWTH AND ACCEPTANCE OF INTERNET AS A MEANS TO OBTAIN NEWS TOGETHER WITH THE GROWTH OF WIRELESS COMMUNICATIONS COULD NEGATIVELY IMPACT DISTRIBUTION AND OUR RESULTS OF OPERATIONS

The readers use of the Internet to access their newspapers through the Internet has been growing. This growth has been further stimulated with the development of wireless telecommunications. The increase in consumers accessing their daily newspapers through the Internet may reduce the number of customers utilizing our Kiosks. A continued increased in the use and acceptance of the Internet for news content could have a material adverse effect on our business, results of operations and financial condition.

IF OUR COMPUTER NETWORK AND DATA CENTERS WERE TO SUFFER A SIGNIFICANT INTERRUPTION, OUR BUSINESS AND CUSTOMER REPUTATION COULD BE ADVERSELY IMPACTED AND RESULT IN A LOSS OF CUSTOMERS

Our ability to provide reliable service largely depends on the efficient and uninterrupted operations of our computer network systems and data centers. Any significant interruptions could severely harm our business and reputation and result in a loss of customers. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry and computer viruses. Although we have taken steps to prevent a system failure, we cannot be certain that our measures will be successful and that we will not experience system failures.

WE DEPEND UPON KEY PERSONNEL, NEED ADDITIONAL PERSONNEL AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT PERSONNEL OR OBTAIN NEW PERSONNEL OUR RESULTS OF OPERATIONS WILL BE NEGATIVELY IMPACTED

Our success depends on the continuing services of our management team as well as the continuing research of Roy Piseni, our Chief Executive Officer, and Niels Reijers, our Chief Financial Officer. The loss of any of our employees could have a material and adverse effect on our business operations. Additionally, the success of our company will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any startup company, there can be no guaranty that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. Our inability to attract and retain key personnel may materially and adversely affect our business operations.

LACK OF PROVEN BUSINESS MODEL MAY NOT RESULT IN THE GENERATION OF A NET PROFIT OR REVENUES

To date, we have generated limited revenue in the first quarter of 2004 from the electronic newspaper line of business. We will need to raise funds to further develop and market, through our license agreement with Media Finance, our electronic newspaper Kiosks. There can be no assurance, however, that the implementation of such a plan, or that implementation of the overall business plan developed by management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability.

WE CANNOT ASSURE MARKET ACCEPTANCE OF OUR PRODUCTS, WHICH WILL HAVE A DIRECT ADVERSE AFFECT ON OUR REVENUE AND PROFITABILITY

Our success and competitive position depends upon acceptance of our technology by our end user or customers. If the end user accepts our technology, we cannot assure our ability to achieve sufficient sales. An inability to achieve sales volume or market acceptance of our products will materially and adversely affect our business operations.

As we have only recently commenced marketing and selling newspapers through our Kiosks, there can be no assurance that an interest will develop in the future. Although we believe there is a demand for our products, there can be no assurance that people will forego purchasing newspapers from traditional newsstands or purchase newspapers from the Internet. In the event that we are unable to garner interest in our products, there will be a direct adverse affect on our earnings and profitability.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

Our convertible debentures are due and payable two-years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures, including a default interest rate on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATED TO OUR STOCK


THE SUBSTANTIAL NUMBER OF SHARES THAT ARE OR WILL BE ELIGIBLE FOR SALE, INCLUDING THE 46,808,697 SHARES OF COMMON STOCK BEING REGISTERED PURSUANT TO THIS PROSPECTUS, WHICH, ASSUMING THE EXERCISE OF ALL OF WARRANTS AND THE CONVERSION OF ALL CONVERTIBLE DEBENTURES BEING REGISTERED, WOULD REPRESENT 20.07% OF OUR TOTAL OUTSTANDING SHARES, COULD CAUSE OUR COMMON STOCK PRICE TO DECLINE EVEN IF OUR BUSINESS OPERATIONS ARE SUCCESSFUL.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As ofDecember 27, 2004, we have outstanding warrants to purchase 11,869,566 shares and we are registering 46,808,697 shares of common stock pursuant to our prospectus. Assuming the exercise of all of our warrants and conversion of all of our debentures being registered herewith, the shares being registered pursuant to this prospectus would represent 20.07% of our total outstanding.


WE HAVE ANTI-TAKEOVER PROVISIONS, WHICH COULD INHIBIT POTENTIAL INVESTORS OR DELAY OR PREVENT A CHANGE OF CONTROL THAT MAY FAVOR YOU.

Some of the provisions of our certificate of incorporation, our bylaws and Nevada law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

OUR AUDITORS INCLUDED AN EXPLANATORY PARAGRAPH IN THEIR REPORT STATING THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, AND IF WE CANNOT OPERATE AS A GOING CONCERN, OUR STOCK PRICE WILL DECLINE AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated August 27, 2004, have expressed substantial doubt about our ability to continue as going concern. Our financial statements for the nine months ended September 30, 2004 do not include any adjustments that might result from our inability to continue as a going concern. These adjustments could include additional liabilities and the impairment of certain assets. If we had adjusted our financial statements for these uncertainties, our operating results and financial condition would have been materially and adversely affected.


OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we could receive funds upon exercise of the common stock purchase warrants held by the selling stockholders. We expect to use the proceeds received from the exercise of the common stock purchase warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since August 2002. Our symbol is "SENR". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


------------------------------------ ---------------------- --------------------
                                              High                   Low
------------------------------------ ---------------------- --------------------
         2004
------------------------------------ ---------------------- --------------------
         Fourth Quarter*                      $0.35                  $0.21
------------------------------------ ---------------------- --------------------
         Third Quarter                        $0.77                  $0.27
------------------------------------ ---------------------- --------------------
         Second Quarter                       $2.37                  $0.32
------------------------------------ ---------------------- --------------------
         First Quarter                        $4.15                  $4.05
------------------------------------ ---------------------- --------------------
         2003
------------------------------------ ---------------------- --------------------
         Fourth Quarter                       $1.47                  $1.47
------------------------------------ ---------------------- --------------------
         Third Quarter                        $2.60                  $1.25
------------------------------------ ---------------------- --------------------
         Second Quarter                       $1.20                  $0.07
------------------------------------ ---------------------- --------------------
         First Quarter                        $0.75                  $0.05
------------------------------------ ---------------------- --------------------
         2002
------------------------------------ ---------------------- --------------------
         Fourth Quarter                       $0.30                  $0.10
------------------------------------ ---------------------- --------------------
         Third Quarter                        $0.25                  $0.12
------------------------------------ ---------------------- --------------------

------------------------------------ ---------------------- --------------------

*Through December 27, 2004

As of December 27, 2004, there were 219,168,271 shares of common stock outstanding.

As of December 27, 2004, there were approximately 625 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in "street" name.


We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; and

     o    state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We receive, distribute and sell newspaper data on a daily basis through multiple outlets or Kiosks. We produce and sell the Kiosks on an international basis. We generate revenue as follows:

     o    we receive a fee for each Kiosk sold;

     o    we receive a user license fee per Kiosk per year; and

     o    the user printing at a Kiosk will pay a printing fee.

We distribute our content through the use of five satellite stations and three uplink stations.

MANAGEMENTS' DISCUSSION AND ANALYSIS


RESULTS OF OPERATIONS - THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003


NET SALES


Net sales generated during the three and nine months ended September 30, 2004 were $122,883 and $786,521, respectively, which was an increase as compared to $21,311 for the three and nine months ended September 30, 2003. This increase in net sales is a result of our change in business operations to focus on the deployment of electronic newspapers through our Kiosk system.


COST AND EXPENSES


Cost and expenses for the three and nine months ended September 30, 2004 was $969,286 and $3,367,798 as compared to $214,365 for the three and nine months ended September 30, 2003. Cost and expenses during the three and nine months ended September 30, 2004 included cost of services (three months: $96,872; nine months: $585,754), selling general and administrative (three months: $797,185; nine months: $2,536,312), and depreciation and amortization (three months:
$75,229; nine months: $245,732). Cost and expenses during the three and nine months ended September 30, 2003 included cost of services (three months: $8,816; nine months: $8,816), selling general and administrative (three months:
$201,843; nine months: $234,082), and depreciation and amortization (three months: $3,706; nine months: $10,669). This increase in cost and expenses is a result of our change in business operations to focus on the deployment of electronic newspapers through our Kiosk system.

As a result of the foregoing factors, we realized a net loss of $847,995 and $2,539,315 for the three and nine months ended September 30, 2004, respectively, compared to a net loss of $193,054 and $232,256 for the three and nine months ended September 30, 2003, respectively.


RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

NET SALES

We had net sales of $82,705 for the year ended December 31, 2003 and no net sales for the year ended December 31, 2002. This increase in net sales is a result of our change in business operations to focus on the deployment of electronic newspapers through our Kiosk system.

COST AND EXPENSES

Cost and expenses for the year ended December 31, 2003 was $1,008,670 as compared to $1,081,389 during the year ended December 31, 2003, which consisted entirely of selling, general and administrative costs. Cost and expenses during the year ended December 31, 2002 included cost of services ($3,320), selling general and administrative ($746,373), stock based compensation ($244,692) and depreciation and amortization ($14,285). This increase in cost and expenses is a result of our change in business operations to focus on the deployment of electronic newspapers through our Kiosk system.

As a result of the foregoing factors, we realized a net loss of $925,965 for the year ended December 31, 2003 compared to a net loss of $1,081,389 for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES


At September 30, 2004, we had a working capital deficit of $721,366. Further, at December 31, 2003 we had a working capital deficit of $73,170, as a result our auditors have raised, in their current audit report, a substantial doubt about our ability to continue as a going concern. We will be unable to continue as a going concern in the event we are not able to raise capital in order to develop and implement our business plan and continue operations. Until such time as sufficient capital is raised, we intend to limit expenditures for capital assets and other expense categories.


There is no assurance of financial viability for Swiss Satellite Newspapers. We depend on the financial viability of Swiss Satellite Newspapers for our content and satellite transmission. Swiss Satellite Newspapers has limited revenues to date. Our business would be materially harmed if Swiss Satellite Newspapers is unable to continue to provide us with its content, satellite transmission and technical support.

On December 1, 2003, we entered into a consulting agreement with GCH Capital, Ltd to provide assistance relating to business acquisition and general business strategies. On April 16, 2004, we issued 5,000,000 shares of common stock to GCH Capital Ltd. in consideration for services provided. There is also a monthly consulting fee of $10,000 per month for 24 months payable from the above shares. In connection with the May 2004 private placement, we paid GCH Capital, Ltd $150,000 to terminate the consulting agreement.


We had unsecured loans to individuals in the amount of $508,505 at September 30, 2004. Of this amount, $481,274 is interest bearing with maturity dates between July 4, 2003 and November 3, 2004. The interest rate is 6% under the terms of agreement and no interest is due and payable, if the loans are repaid as of the due date. As of the date hereof, we have not repaid these loans.

At September 30, 2004, Roy Piceni, our principal stockholder and an executive officer and director, has advanced our company $1,161,700. There is no specific maturity date and the loan is interest free. Inputed interest on the loan would approximate $42,000 for the nine months ended September 30, 2004 at an average rate of 5%.


To obtain funding for our ongoing operations, on May 19, 2004, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold 10,869,565 shares of common stock to accredited investors in a private offering. In connection with the offering, we sold 10,869,565 shares of common stock at a price of $.23 per share. In addition, we also issued 10,869,565 common stock purchase warrants exercisable at $1.50 per share. We raised an aggregate of $2,500,000 in connection with this offering. In November 2004, we entered into an amendment of the Securities Purchase Agreement whereby we cancelled 2,173,913 shares of common stock and issued to the investors to the investors secured convertible debentures in the amount of $500,000.

We believe we will still need additional investments in order to continue operations to cash flow break even. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

CASH FLOWS


Net cash used in operating activities was $1,752,063 for the nine months ended September 30, 2004 and $156,209 for the nine months ended September 30, 2003. This decrease was primarily due to the increase in the net loss.

Net cash provided by financing activities was $1,863,263 and $156,445 for the nine months ended September 30, 2004 and 2003, respectively. The net cash provided by financing activities for the nine months ended September 30, 2004 consisted primarily of proceeds from sale of common stock and stock subscription receipts and during the nine months ended September 30, 2003 the net cash used in financing activities consisted primarily of $1,042,686 from reduction in loans payable.


OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

                                    BUSINESS

INTRODUCTION

SUMMARY

We receive, distribute and sell newspaper data on a daily basis through multiple outlets or Kiosks. We produce and sell the Kiosks on an international basis. We generate revenue as follows:

     o    we receive a fee for each Kiosk sold;

     o    we receive a user license fee per Kiosk per year; and

     o    the user printing at a Kiosk pays a printing fee.

We distribute our content through the use of five satellite stations and three uplink stations.

HISTORY

We were formed as a Nevada corporation on April 14, 1998 to operate a specialty retailer of fine jewelry. In its fiscal year ending June 30, 2000, we sold a limited quantity of jewelry through direct mail and word of mouth advertising.

On July 29, 2000, subsequent to the close of our June 30, 2000 fiscal year, we acquired 100% of the outstanding shares of GreenVolt Corp., an Ontario Corporation, in a stock for stock exchange. GreenVolt Corp. was in the process of developing fuel cell technologies for commercial and industrial use. In connection with this transaction, our management changed, and we disposed of our retail jewelry business in September 2000, by transfer of all jewelry assets and liabilities to Larry Beck, a former director of our company. In connection with such transaction, we changed our name from Beck & Co., Inc. to GreenVolt Corp.

On August 27, 2002, Satellite Holdings, Ltd., a corporation organized under the laws of Turks & Caicos, acquired 13,783,740 shares of our common stock from Thomas L. Faul, an officer and director of our company. Such shares represented approximately 53% of our issued and outstanding common stock. Mr. Faul resigned as our sole officer and director, after appointing Robert Hodge as our new President and CEO, and as Chairman of the Board of Directors. In addition, in exchange for the release by Faul of our company for various claims, we transferred our wholly-owned subsidiary, GreenVolt Corp., to Faul.

On August 28, 2002, we changed our name to Satellite Enterprises Corp., and on September 15, 2002, we completed a one-for-one-hundred reverse stock split of our outstanding common stock. During fiscal year 2003, we concentrated our efforts on maintaining our corporate status and seeking a merger candidate.

On June 20, 2003, we entered into a Rights Agreement with Satellite Newspapers Worldwide NV, a corporation organized under the laws of the Netherlands (hereinafter "Satellite Newspapers"). Under the Rights Agreement, Satellite Newspapers appointed us as its irrevocable commercial exclusive distributor to promote the sale and/or lease of its newspaper Kiosks (hereinafter "KiOSK") in North, South and Central America. These rights include the exclusive rights to use the trade names, logos and other trade designations, including, but not limited to, all rights to the Satellite Newspapers derived content fed into the territories granted to our company which include North, Central and South America.

In October 2003, Satellite Newspapers sold their patents, software and trademarks to Media Finance en Suisse GMBH, a Swiss corporation (hereinafter "Media Finance"). Thereafter, Media Finance set up an operating subsidiary, Satellite Newspapers Suisse GMBH, a Swiss corporation (hereinafter "Swiss Satellite Newspapers"). Media Finance granted Swiss Satellite Newspapers a twenty year exclusive license to distribute all satellite derived contents for the purpose of commercializing their product under a revenue sharing arrangement on a worldwide basis.

On November 26, 2003, we entered into a Stock Purchase Option Agreement dated November 26, 2003 with Media Finance for the purchase of 100% of Swiss Satellite Newspapers. This option agreement allowed us to acquire the right to purchase 100% of the shares of common stock of Swiss Satellite Newspapers. On February 15, 2004, we exercised the option and acquired 100% of Swiss Satellite Newspapers in consideration for the issuance of 126,000,000 shares of common stock.

THE BUSINESS AND ITS OBJECTIVES

The license agreement entered into between Media Finance and Swiss Satellite Newspapers appoints Swiss Satellite Newspapers as the exclusive distributor to promote sell and/or lease the Kiosks, content distribution applications and derived content throughout the world. The license agreement expires in November 2023 and requires that Swiss Satellite Newspapers makes a monthly payment to Media Finance of $25,000. In the event that Swiss Satellite Newspapers fails to make the $25,000 payment for two consecutive months, then Media Finance may terminate the license without notice to Swiss Satellite Newspapers.

Swiss Satellite Newspapers consists of two subsidiaries, Satellite Newspapers Content BV a Dutch corporation that negotiates agreements with newspapers throughout the world for the rights to distribute their content and Satellite Newspapers Trading BV, which has the production rights to produce and sell the KiOSKs.

Swiss Satellite Newspapers has entered into a sub-master license agreement of its content for a licensing fee in Asia, the Middle East, Europe and Australia together with the South Pacific. Each license agreement provides a monthly minimum fee as well a percentage of revenue generated in each territory. In connection with these licensing agreements, Swiss Satellite Newspapers has also entered into a Sales Contract with each of the sub-distributors for the sale of the Kiosks. Each sales contract provides that Swiss Satellite Newspapers, though one of its wholly owned subsidiaries, will sell Kiosks to each sub-distributor at a set price.

Swiss Satellite Newspapers entered into an agreement with Eurostar Facilities BV ("Eurostar") to outsource its delivery and transmission of its content worldwide. In consideration of a monthly fee of $55,000 per month, Eurostar provides an international transmission to and space segment current on various satellites, the equipment needed to flow and store data, content management flow and handling credit card clearing. In addition, Swiss Satellite Newspapers entered into a production agreement with Stork Industrial Modules B.V. in for the production of the Kiosks.

Our goal is to establish the Satellite Newspapers KiOSK name as the defacto standard in remote electronic newspaper printing Kiosks. We intend to make newspaper content available on demand to those in need of timely affordable information. We have entered into copyright license agreements with over 170 newspapers throughout the world, which enables Swiss Satellite Newspapers to deliver the content of each paper in exchange for a royalty fee.

We will facilitate the communications requirements of numerous users from business travelers looking for up to date home information, to foreign nationals who wish to stay in touch with their home country, to students studying foreign cultures, to remote or isolated communities to anyone interested in news from locations around the world.

We intend to create a new cost effective channel to market for hundreds of global newspaper publishers and media organizations ensuring access to their content anywhere in the world.

Our revenues will be derived from the following major areas:

     o SALES OF SATELLITE NEWSPAPER KiOSKs - an automated newspaper stand which prints-on-demand and delivers in two minutes a copy of any of our syndicated newspapers.

     o SALES OF MASTER SUB-LICENSES - we intend to set up master sub-licensing agreements worldwide with strategic partners whereby they sell the KiOSK distribution system within their territory on a revenue sharing basis.

The KiOSK is a self-contained, fully automated newspaper-vending unit. The unit is capable of receiving files, processing payments and on demand printing of newspapers. The KiOSK continuously receives the latest editions of the newspapers via multicast transmission through our satellite network.

We are focused at the business development and promotion of our digital KiOSK remote newspaper concept by utilizing sub-master licensing agreements with major regional strategic partners. Our primary objectives for the 2003-2007 time periods will be to establishment of sub-master licensing agreements with major regional strategic partners throughout the world.

MARKET INFORMATION AND ANALYSIS

When it comes to newspapers, travelers appreciate, but rarely get, the comfort and convenience of reading news in their own languages and in their preferred newspapers. If there are international versions, they usually arrive late. Compounding the current problem, and supporting our view that there is a significant market for print-on-demand newspapers, publishers spend large amounts of money on air freight, and often deliver more copies overseas than they actually sell. Moreover, readers are asked to pay much higher prices for inferior international products--that is newspapers that come late and consequently carry old news.

We strongly believe that the printed-paper model will continue to thrive despite the growth of the Internet. Publishers today, appear reluctant to aggressively promote the Internet delivery model because of the threat of the loss of intellectual property and the inability to develop sustainable business propositions that actually generate profitable revenues. By providing a single global electronic distribution network system, our KiOSK system will provide readers with reasonably priced, current editions of newspapers in a convenient time frame and in a familiar format. The familiar format of the printed newspaper has proved itself capable of surviving, despite the many dramatic changes in the communications industry.

We believe our KiOSK system has another advantage. It provides international distribution channels at much lower cost than might be the case with traditional newspapers. Publishers will also be able to specify which sites will receive their newspaper, in order to avoid competition with any conventional distribution system. All together, we believe this will open new markets and create realistic opportunities for publishers to expand regular circulation and to provide a competitive advantage over other electronic media.

We intend to provide for the worldwide distribution of up-to-date, condensed versions of daily newspapers, in a variety of languages, anywhere around the globe.

THE INTERNATIONAL TRAVELER

Addressing the needs of the mobile traveler will dictate a strategy whereby our KiOSKs are placed at key locations with high traffic. These locations will include airports (including executive lounges), and hotels that cater to international travelers. In addition, urban locations that have high concentrations of immigrant ex- patriot populations (e.g. New York, Miami, San Francisco, Los Angeles, Seattle, Montreal, Toronto, Vancouver, Sao Paolo, etc...) will also be targeted by positioning Satellite Newspapers KiOSKs in key locations with high traffic appeal to these demographics. These would include upscale bookstores, cafe chains, malls with international appeal, and newspaper/magazine retailers in ethnic neighborhoods.

THE DOMESTIC SINGLE-COPY BUYER

Single-copy buyers are mainly occasional and/or utility readers. They buy a newspaper with a specific purpose in mind. They may be looking for local news from back home, getting an international perspective of world happenings, checking business and financial information or checking on international sports scores. In addition to those who buy a newspaper for a specific purpose, there are a substantial number of single-copy buyers who purchase newspapers on a regular basis. Single-copy buyers are a distinct segment of the total newspaper audience. Understanding the specific attributes of this market with respect to international purchasing will be important to our creating successful, targeted single-copy marketing and promotional plans. While we are targeting the purchase of international publications, these buyers may also seek the convenient access that our KiOSK provides, for domestic financial, sports and news information.

RURAL COMMUNITY DEVELOPMENT

In addition to the market potential created by the international traveler and multi-cultural urban dwellers, we believe the rural market for low volume readership can now be addressed in a very efficient manner. The distribution costs to deliver newspapers to rural areas can now be dramatically decreased by using the Satellite Newspapers KiOSK digital distribution model. This print-on-demand model eliminates the waste associated with the typical newspaper model. Today newspapers are printed based on a demand estimate which many times results in either an under supply or over supply. When the over supply is not sold, they are disposed of, resulting in needless cost expense and environmental waste. In addition to delivery cost improvements, the rural market can now enjoy the benefits of flexible access to many domestic and international newspapers, otherwise either previously not accessible to them, or accessible only by subscription and mail delivery.

THE PUBLISHERS MARKET

The traditional media publishers divide their distribution of daily newspapers into two main streams: newsstands and deliveries. In most cases, these are operated by the publisher via local carriers or by dedicated distributors.

Given a limited geographical range, this model allows a publication to reach its readership within a few hours of being printed. Practically speaking, a publication should be printed within less than a 500 miles radius to reach its readership on time and with cost efficiently. Today, the vast majority of daily publications is locally based and easily fit their readership within this operational radius.

We intend to redefine these procedures for remote areas and traveling readers by offering publishers cost efficient alternatives to these issues.

Our KiOSK gives us the flexibility to deliver on a daily basis all of our affiliated newspapers in all of our locations worldwide. This service is currently offered to the publisher at no cost. We intend to pay a commission on sold issues.

By adopting a publisher-oriented approach, we aim to involve the content generator in our success. This value proposition is beneficial to both parties as publishers are able to dramatically reduce their remote distribution costs. This will provide new publishers incentives not only to join the program, but also to promote to their traveling readership.

COMPETITION

Our distribution model for Satellite Newspapers KiOSK digital printing KiOSK, with its "PRINT-ON-DEMAND" technology, is a unique business proposition.

While there are several remote newspaper printing concepts on the market, they predominantly rely on a "print and deliver" model which requires a dealer to print newspapers remotely, in small quantities, at a centralized location, potentially based on a pre-determined order or estimated requirements, and then physically deliver these newspapers to the end user location.

It is also acknowledged that a number of end users may obtain their news requirements from the Internet. However, there continues to be a compelling demand for paper versions to suit the preferences of many end users who choose the simplicity, versatility, portability and user-friendliness of a paper copy of a newspaper.

There are several key competitors in the remote digital printing arena including IBM, Xerox, Xeikon, NewspaperDirect and Oce. However, these competitors differ from our KiOSK system in several areas. They are promoting a business model that requires newspapers to be printed at a centralized location, using high-speed printers. This results in newspapers that must be physically delivered to the end-user. This business model is interesting in that it can also take advantage of existing local printing and distribution enterprises, rather than trying to set up new distribution points where none existed previously. Also significant is that these companies aren't merely attempting to sell their printers for this application; they are using their expertise in finding local resources and in arranging the business deals among these partners and publishers.

However, this is not a true print on-demand model and there are additional distribution costs to be absorbed due to the requirement for shipping of the locally printed newspapers to the end-users. Our KiOSK model places the system as close to the end-user as possible; printing only what is actually purchased by the consumer, at the actual consumer location.

IBM, Xerox, Oce, NewspaperDirect and Xeikon have developed business models based on a larger scale philosophy, as opposed to our KiOSKs more targeted approach which focuses on hotels, airports, cruise ships, bookstores, etc. Our competitors are searching for high-volume printing establishments and large-scale distributors to increase the volume of business.

We believe that both business models can co-exist, with our KiOSK digital KiOSK model aimed more specifically at the single copy buyer and the other competitor models better suited to subscription based or volume international readership.

EMPLOYEES

We presently have five full time employees.

DESCRIPTION OF PROPERTY

We lease our office space on a rent free basis, which are located at the office of our Secretary and General Counsel Jerry Gruenbaum at 205 Church Street, Suite 340, New Haven, Connecticut.

LEGAL PROCEEDINGS

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Our directors hold office until the annual meeting of shareholders next held after their election. Our officers and directors as of December 27, 2004 are as follows:


--------------------------------------------------------------------------------
           NAME                  AGE               POSITION
--------------------------------------------------------------------------------
   Roy Piceni                    37         President, Chief Executive
                                            Officer and Director
--------------------------------------------------------------------------------
   Leo P. F. van de Voort        46         Chief Financial Officer
--------------------------------------------------------------------------------
   Steven Mannen                 45         Director
--------------------------------------------------------------------------------
   Henk Meijer                   44         Director
--------------------------------------------------------------------------------


MR. ROY PICENI/PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Piceni has served as Chief Executive Office of our company since December 19, 2003. Prior to joining our company, Mr. Piceni was the founder of Satellite Newspapers Worldwide and was employed there since 2000. From 1995 to 2000, Mr. Piceni was employed with Eurostar as CEO. Mr. Piceni provides 100% of his time to our company.

MR. STEVE MANNEN/DIRECTOR

Mr. Mannen currently serves as a director of our company. Mr. Mannen served as interim President and Chief Executive office from September 30, 2003 to December 19, 2003. Mr. Mannen has served as Chief Operating Officer of Satellite Newspapers from May 2001 to December 19, 2003. For 15 years prior to joining Satellite Newspapers, Mr. Mannen was founder and Chief Executive Officer of International Business Consultants, a Netherlands Consulting company, which focused on export management consulting. Mr. Mannen has a diploma from the NERG organization and several certifications from the PBNA School in electronic engineering in The Netherlands.

MR. LEO P. F. VAN DE VOORT/CHIEF FINANCIAL OFFICER

Prior to joining our company, Mr. van de Voort, age 46, served as the Chief Financial Officer of Flex Group Nederland from 2001 to 2004. Mr. van de Voort's experience prior to joining Flex Group Nederland includes serving as the Director of Corporate Finance for Kempen & Co. from 1999 to 2001, the manager of mergers and acquisitions for Twynstra from 1996 to 1999, a strategy consultant for A.T. Kearney from 1994 to 1996 and manager of mergers and acquisitions for KPMG Corporation Finance from 1989 through 1994. Mr. van de Voort studied Dutch language and Dutch literature and Dutch law at Erasmus University where he graduated in from 1983 and received his MBA from Rotterdam School of Management in 1989.

MR. HENK MEIJER/DIRECTOR

Prior to joining our company, since 1999, Mr. Meijer served in various capacities with companies that licensed our technology throughout the world including serving as the general manager of Satellite Newspapers Europe and Satellite Newspapers Asia. From 1992 though 1998, Mr. Meijer served as general manager for Siextrans, a Russian export company. Mr. Meijer studied mathematics and geography at the University of Amsterdam and graduated in 1983.

CODE OF ETHICS

Because we are an early-development stage company with limited resources, we have not yet adopted a "code of ethics", as defined by the SEC, that applies to the Company's Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more then 10 percent of our Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the Commission and we are required to disclose any failure to file reports by such dates during fiscal 2003. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year ended December 31, 2003, there was no failure to comply with Section 16(a) filing requirements applicable to our officers, directors and ten percent stockholders.

                             EXECUTIVE COMPENSATION

The following table provides summary information for the years 2001, 2002 and 2003 concerning cash and noncash compensation paid or accrued by us to or on behalf of the president and the only other employee(s) to receive compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                      Long Term Compensation:
                                                      ------------------------------------------
                      Annual Compensation             Awards                            Payouts
                      ------------------------------  --------------------------------  --------
(a)             (b)   (c)      (d)      (e)           (f)             (g)               (h)         (i)
Name and                                Other Annual  Restricted      Securities        LTIP
Principle             Salary   Bonus    Compensation  Stock Award(s)  Underlying        Payouts     All Other
Position        Year  ($)      ($)      ($)           ($)             Options/SARs (#)  ($)         Compensation ($)
--------        ----  ---      ---      ---           ---             ----------------  ---         ----------------
Roy Piceni      2003       0      0        0             0            1,825,000         0           0
                                                                        at $0.20
                2002      --    --       --            --                    --          --         --
                2001      --    --       --            --                    --          --         --


Thomas Fahl     2003      --    --       --            --                    --          --         --
                2002  60,000    --       --            --                    --          --         --
                2001      --    --       --            --                    --          --         --


EMPLOYMENT CONTRACTS

We entered into an employment agreement with Roy Piceni, our CEO. The employment agreement commenced January 1, 2004 and the duration is infinite. The agreement provides for a monthly salary of $10,000 per month plus reasonable travel expenses. We do not currently have any other employment contracts with any employees or consultants.

OPTION CONTRACTS


We implemented a 2003 Stock Option Plan in December 2003 for key employees and consultants in Holland and Switzerland totaling 24,309,000 at $0.06 per share. The following individuals are the recipients of the 2003 Stock Option Plan and the amount of shares involved:

                Roy Piceni                  5,475,000
                Robert Piceni               4,380,000
                Ernst V Kranen              2,995,500
                Anne Bogaardt                 547,500
                Sandy Hibma                 2,102,400
                Karin Frank                 1,314,000
                Ralph Vooys                   876,000
                Karina Tettero                876,000
                Cees Jan Quirijns              43,800
                Eurostar                    5,737,800
                -------------------------------------
                                           24,309,000
                                           ==========



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of our company, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000 except as set forth below.

In October 2003, Satellite Newspapers sold their patents, software and trademarks to Media Finance. Media Finance is 100% owned by Roy Piceni, a director of our company and CEO. Thereafter, Media Finance set up an operating subsidiary, Swiss Satellite Newspapers. Media Finance granted Swiss Satellite Newspapers a twenty year exclusive license to distribute all satellite derived contents for the purpose of commercializing their product under a revenue sharing arrangement.

On November 26, 2003, we entered into a Stock Purchase Option Agreement with Media Finance to acquire Swiss Satellite Newspaper. On February 15, 2004, we issued 126,000,000 shares of common stock in connection with the acquisition of Swiss Satellite Newspapers.


At June 30, 2004, Roy Piceni, our principal stockholder and an executive officer and director, has advanced our company $1,146,617. There is no specific maturity date and the loan is interest free. Inputed interest on the loan would approximate $42,000 for the nine months ended September 30, 2004 at an average rate of 5%.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 27, 2004

     o by each person who is known by us to beneficially own more than 5% of our common stock;

     o    by each of our officers and directors; and

     o    by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.


                                      Beneficial Percentage
        Name and Address                      Ownership       of Class(1)
        ----------------                      ---------       -----------
        Roy Piceni*                         126,000,000          57.5%
        Alexanderstraat 18
        2514 JM The Hague
        The Netherlands

        Steve Mannen*                                 0          0.00%
        Alexanderstraat 18
        2514 JM The Hague
        The Netherlands

        Henk Meijer*                                  0          0.00%
        Alexanderstraat 18
        2514 JM The Hague
        The Netherlands

        Leo P.F. van de Voort*                        0          0.00%
        Alexanderstraat 18
        2514 JM The Hague
        The Netherlands

        Total                               126,000,000          57.5%


* Executive officer and/or director.


(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of December 27, 2004. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on December 27, 2004 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of December 27, 2004, we had 219,168,271 shares of common stock outstanding.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


We are authorized to issue up to 500,000,000 shares of common stock, par value $.001. As of December 27, 2004, there were 219,168,271 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc. Their address is One Preston Park, 2301 Ohio Drive, Plano, TX 75093 and their telephone number is
(972) 612-4120.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated transactions;

     o short sales that are not violations of the laws and regulations of any state or the United States;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    through the writing of options on the shares

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              SELLING STOCKHOLDERS


The following table sets forth the shares beneficially owned, as of December 27, 2004, by the selling stockholders prior to the offering contemplated by this Prospectus, the number of shares each selling stockholder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.


The table assumes that the selling stockholders will sell all of the shares. Although we have assumed for purposes of the table below that the selling stockholders will sell all of the shares offered by this prospectus, because the selling stockholders may offer from time to time all or some of their shares covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

The selling stockholders acquired their beneficial interests in the shares being offered hereby in private placements in which each such selling stockholder advised us that it purchased the relevant securities solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, each of the selling stockholders is subject to certain limitations on the conversion of its convertible debentures and the exercise of its warrants. Each of them provides that the conversion or exercise right is first available on the earlier of 65 days after the relevant debenture or warrant was originally issued or the effective date of the registration statement of which this Prospectus is a part. The other significant limitation is that such selling stockholder may not convert its debentures or exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our Common Stock (excluding shares underlying any of their unconverted debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of Common Stock immediately after the conversion or exercise.(If the holder subsequently disposes of some or all of its holdings, it can again convert its debenture or exercise its warrant, subject to the same limitation). Also, the table below also includes the number of shares which might be issuable on the occurrence of certain events, which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of Common Stock for some listed persons may include shares that are not subject to purchase during the 60-day period.


                                              SHARES BENEFICIALLY OWNED                           SHARES BENEFICIALLY OWNED
                                             ---------------------------                         ----------------------------
                                              PRIOR TO THE OFFERING(1)            TOTAL               AFTER THE OFFERING(2)
                                                                              ------------
                                                                                 SHARES
              NAME                             NUMBER          PERCENT        REGISTERED**         NUMBER           PERCENT
--------------------------------------       -------------   -----------      ------------       ----------       -----------
GREENWICH GROWTH FUND LIMITED (3)                  869,566      *                1,304,349           --                --

WHALEHAVEN FUND LIMITED (4)                      1,304,348      *                1,956,522           --                --

STONESTREET LP (5)                               3,043,478      1.39%            4,565,217           --                --

AreiVIM Inc. (6)                                   434,782      *                  652,173           --                --

ALPHA CAPITAL AG (7)                             4,347,826      1.98%            6,521,739           --                --

                                              SHARES BENEFICIALLY OWNED                           SHARES BENEFICIALLY OWNED
                                             ---------------------------                         ----------------------------
                                              PRIOR TO THE OFFERING(1)            TOTAL               AFTER THE OFFERING(2)
                                                                              ------------
                                                                                 SHARES
              NAME                             NUMBER          PERCENT        REGISTERED**         NUMBER           PERCENT
--------------------------------------       -------------   -----------      ------------       ----------       -----------
ZENNY TRADING LIMITED (8)                          869,566      *                1,304,349           --                --

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP           2,173,914      *                3,260,871           --                --
(9)

LONGVIEW FUND, LP (10)                           2,173,914      *                3,260,780           --                --

LONGVIEW EQUITY FUND, LP(10A)                    1,739,130      *                2,608,695           --                --

LONGVIEW INTERNATIONAL EQUITY FUND,                434,782      *                  652,173           --                --
LP(10B)

ELLIS INTERNATIONAL LIMITED INC. (11)            4,347,826      1.98%            6,521,739           --                --

MARINA VENTURES, INC. (16)                         300,000      *                  450,000           --                --

Sol FINANCIAL, Inc. (17)                           250,000      *                  375,000           --                --

GRC Consultants, Inc. (18)                         250,000      *                  375,000           --                --

SOLOMON LAX (19)                                   150,000      *                  225,000           --                --

JONAH ROSENBAUM (20)                                50,000      *                   75,000           --                --

GCH Capital Ltd.                                 5,000,000      2.28%            5,000,000           --                --

Johanna M. Broekhoff                             2,700,000      1.23%            2,700,000           --                --

Erwin R. Bouwens                                 5,000,000      2.28%            5,000,000           --                --


* less than one percent

** The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. The shares being registered on behalf of the investors that participated in our May 2004 private placement, as amended, represents (a) 8,695,650 shares of our common stock issued to the investors, (b) up to 2,173,914 shares of our common stock issuable upon conversion of $500,000 in aggregate principal amount of our convertible debentures at a per share conversion price of $0.23 and (b) up to 10,869,565 shares of common stock issuable upon exercise of the warrants issued to the investors. As required by our registration rights agreement with these shareholders, we are also registering an additional 10,869,564 shares of common stock, representing our current good faith estimate of additional shares issuable to these selling shareholders as liquidated damages under that agreement or as a result of adjustments contemplated by certain provisions of our Securities Purchase Agreement with those selling shareholders.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.


(3) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 521,739 shares of common stock, (ii) 130,435 shares of common stock issuable upon conversion of convertible debentures and (iii) warrants to purchase 652,175 shares of common stock.


(4) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 782,809 shares of common stock, (ii) 195,652 shares of common stock issuable upon conversion of convertible debentures and (iii) warrants to purchase 978,261 shares of common stock.

(5) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 1,826,087 shares of common stock, (ii) 456,522 shares of common stock issuable upon conversion of convertible debentures and (iii) warrants to purchase 2,282,609 shares of common stock.

(6) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 260,870 shares of common stock, (iii) 65,217 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 326,087 shares of common stock.

(7) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 2,608,696 shares of common stock, (ii) 652,174 shares of common stock issuable upon conversion of convertible debentures and (iii) warrants to purchase 3,260,870 shares of common stock.

(8) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 521,739 shares of common stock, (ii) 130,435 shares of common stock issuable upon conversion of convertible debentures and (iii) warrants to purchase 652,175 shares of common stock.

(9) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 1,304,348 shares of common stock, (ii) 326,087 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 3,260,870 shares of common stock.

(10) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 1,304,348 shares of common stock, (ii) 326,087 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 1,630,436 shares of common stock.

(10A) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 1,064,478 shares of common stock, (ii) 260,870 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 1,304,478 shares of common stock.

(10B) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 260,870 shares of common stock, (ii) 65,217 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 326,087 shares of common stock.

(11) Total shares being registered includes shares already issued, shares issuable upon conversion of our convertible debentures, shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as liquidated damages or as a result of adjustments contemplated by the securities purchase agreement which represents
(i) 2,608,696 shares of common stock, (ii) 652,174 shares of common stock issuable upon conversion of convertible debentures and (ii) warrants to purchase 3,260,870 shares of common stock.


(11A) Intentionally left blank.


(12) Intentionally left blank.

(13) Intentionally left blank.


(14) Intentionally left blank.

(15) Intentionally left blank.


(16) Total shares being registered includes shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as a result of adjustments contemplated by the warrants which represents warrants to purchase 450,000 shares of common stock.

(17) Total shares being registered includes shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as a result of adjustments contemplated by the warrants which represents warrants to purchase 375,000 shares of common stock.

(18) Total shares being registered includes shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as a result of adjustments contemplated by the warrants which represents warrants to purchase 375,000 shares of common stock.

(19) Total shares being registered includes shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as a result of adjustments contemplated by the warrants which represents warrants to purchase 225,000 shares of common stock.

(20) Total shares being registered includes shares issuable upon exercise of warrants and our current good faith estimate of additional shares issuable to this selling stockholder as a result of adjustments contemplated by the warrants which represents warrants to purchase 75,000 shares of common stock.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Meyler & Company, LLC, have audited, as set forth in their report thereon appearing elsewhere herein, Satellite Enterprises Corp.'s financial statements at December 31, 2003 and 2002, and for the period then ended that appear in the prospectus.

                              CHANGE IN ACCOUNTANTS

On October 22, 2003, Callahan, Johnston & Associates, LLC (hereinafter "Callahan") resigned as the principal accountant engaged to audit our financial statements. Callahan performed the audit of the Company's financial statements for the fiscal year ended June 30, 2003 and June 30, 2002. During our two more recent fiscal years and the subsequent interim period preceding the date of their resignation, there were no disagreements with Callahan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Callaha's satisfaction would have caused Callahan to make reference to this subject matter of the disagreements in connection with Callahan's report, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

The audit reports of Callahan for the Company's fiscal year ended June 30, 2003 and June 30, 2002 did not contain an adverse opinion, a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In this connection, Callahan issued a going concern opinion in its audit report dated October 21, 2003 on the our financial statements for the years ended June 30, 2003 and June 30, 2002 included in the Form 10-KSB filed with the Securities and Exchange on October 22, 2003.

Effective on November 25, 2003, we engaged Meyler & Company, LLC, our current Certified Public Accountants to audit the our financial statements. Prior to its engagement, we had not consulted with Meyler & Company, LLC with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject or disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Satellite Enterprises Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           SATELLITE ENTERPRISES CORP.

                              FINANCIAL STATEMENTS


For the Six Months Ended June 30, 2004 (Unaudited) and the Year Ended December 31, 2003


          Report of Registered Public Accounting Firm
          Consolidated Balance Sheets December 31, 2003 (Restated) Consolidated Statement of Operations Years Ended December 31,
            2003 and 2002 and the period January 2, 2002 (Inception) to June 30, 2004 (unaudited)
          Consolidated Statement of Stockholders' Deficit
          Consolidated Statement of Cash Flows Years Ended December 31,
            2003 and 2002 and the period January 2, 2002 (Inception) to June 30, 2004 (unaudited)
          Notes to Financial Statements



The Year Ended December 31, 2003


          Report of Registered Public Accounting Firm
          Consolidated Balance Sheets December 31, 2003 (Restated) Consolidated Statement of Operations Nine Months Ended
            September 30, 2004 (unaudited) and 2003 (unaudited) Consolidated Statement of Stockholders' Deficit Consolidated Statement of Cash Flows Nine Months Ended
            September 30, 2004 (unaudited) and 2003 (unaudited) Notes to Financial Statements

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               September 30, 2004


                                     ASSETS

CURRENT ASSETS
   Cash                                                              $   94,276
   Accounts receivable                                                  514,908
   Prepaid consulting fee                                               223,572
   Prepaid license fee                                                   75,000
                                                                     ----------
          Total Current Assets                                          907,756

EQUIPMENT, net of depreciation                                        1,491,945

INTANGIBLE ASSETS
 Technology rights                                                       15,458
                                                                     ----------
                                                                      1,507,403
                                                                     ----------
                                                                     $2,415,159
                                                                     ==========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
   Notes payable to financial institutions                           $  508,505
   Accounts payable                                                     792,017
   Accrued expenses                                                     328,600
                                                                     ----------

         Total Current Liabilities                                    1,629,122

LONG-TERM DEBT
   Notes payable to related party                                     1,161,701

STOCKHOLDERS' DEFICIENCY
   Preferred Stock, par value of $0.001, authorized
      5,000,000 shares, none issued and outstanding
   Common stock $0.001 par value, 500,000,000
      shares authorized, 213,424,816  issued and
      outstanding at September 30, 2004                                 213,426
   Paid-in-capital                                                    3,918,492
   Accumulated deficit                                               (4,546,670)
   Accumulated comprehensive loss                                        39,088
                                                                     ----------
                                                                       (375,664)
                                                                     ----------

                                                                     $2,415,159
                                                                     ==========


See accompanying notes to consolidated financial statements.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)


                                          Three Months Ended Sept 30   Nine Months Ended Sept 30,
                                              2004           2003          2004         2003
                                          ---------       --------     ----------     --------
NET SALES                                 $ 122,883       $ 21,311     $  786,521     $ 21,311

COSTS AND EXPENSES
   Cost of services                          96,872          8,816        585,754        8,816
   Selling, general and administrative      797,185        201,843      2,536,312      234,082
   Stock based compensation
   Depreciation and amortization             75,229          3,706        245,732       10,669
                                          ---------       --------      ---------      -------

          Total Costs and Expenses          969,286        214,365      3,367,798      253,567
                                          ---------       --------      ---------      -------

NET OPERATING LOSS                         (846,403)      (193,054)    (2,581,277)    (232,256)
                                          ---------       --------      ---------      -------
OTHER INCOME
   Currency loss                             (1,592)                       41,962
                                          ---------       --------      ---------      -------
          Total Other Income                 (1,592)                       41,962
                                          ---------       --------      ---------      -------

NET LOSS                                  $(847,995)     $(193,054)   $(2,539,315)   $(232,256)
                                          =========      =========    ===========    =========
NET LOSS PER COMMON SHARE
   (Basic and diluted)                       $(0.01)        $(0.01)        $(0.01)      $(0.01)

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                                                        183,279,170   58,992,000
                                                                      ===========   ==========



See accompanying notes to consolidated financial statements.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                 Nine Months Ended Sept 30,
                                                                 --------------------------
                                                                      2004          2003
                                                                 ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $(2,539,315)   $(232,256)
   Adjustments to reconcile net loss to net cash used in
       by operating activities:
     Depreciation and amortization                                   245,732       10,669
     Accounts receivable                                            (479,081)     (30,156)
     Prepaid license fee                                            (150,000)
     Amortization of prepaid consulting and license fees             151,428
     Accounts payable                                                801,227       95,534
     Accrued expenses                                                217,946
                                                                 -----------    ---------
              Net Cash Used in Operating Activities               (1,752,063)    (156,209)
                                                                 -----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Cash paid for property and equipment                            (330,496)
    Proceeds on disposition of property and equipment                195,380
    Deposits                                                             236         (236)
                                                                  -----------    ---------
              Net Cash Used in Investing Activities                 (134,880)        (236)
                                                                  -----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Bank overdraft                                                     (3,442)       5,128
   Payments on notes payable to related parties                      (24,458)
   Change in loans payable                                          (365,421)     151,317
   Sale of common stock                                            2,076,584
   Stock subscription receipts                                       180,000
                                                                 -----------    ---------
               Net Cash Provided by Financing Activities           1,863,263      156,445
                                                                 -----------    ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                               83,251            0
                                                                 -----------    ---------

 NET INCREASE IN CASH                                                 59,571            0
                                                                 -----------    ---------
CASH AND CASH EQUIVALENTS BEGINNING OF
   PERIOD                                                             34,705            0
                                                                 -----------    ---------

CASH AND CASH EQUIVALENTS END OF PERIOD                          $    94,276    $       0
                                                                 ===========    =========


See accompanying notes to consolidated financial statements.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE 1 BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. Results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the financial statements and footnotes thereto included in the Satellite Enterprise Corp. and Subsidiaries annual report on Form 10-KSB for the year ended December 31, 2003 and Form SB-2 filed in November 2004.

NOTE 2 NOTES PAYABLE TO FINANCIAL INSTITUTIONS

The Company has several unsecured loans to seven financial institutions in the amount of $508,505. Of this amount, $481,274 is interest bearing with maturity dates between July and November 3, 2004. The interest rate is 6% under the terms of agreement and no interest is due and payable, if the loans are repaid as of the due date.

NOTE 3 NOTES PAYABLE TO RELATED PARTIES

At September 30, 2004, the principal stockholder of the Company has advanced to the Company $1,161,700. There is no specific maturity date and the loan is interest free. Imputed interest on the loan would approximate $42,000 for the nine months ended September 30, 2004 at an average rate of 5%.

NOTE 4 STOCKHOLDERS' EQUITY

                    Private Placement Offering - GCH Capital

In November 2003, the Company entered into private placement agreements with Hyde Investments, LTD., and Livingston Investments, LTD, British Virgin Islands Corporations, whereby these entities would purchase 15,000,000 shares of the Company's common stock at $0.06 per share net of 10% for commissions with the right to purchase and sell an additional 15,000,000 shares once $1,000,000 has been paid to the Company. The intent of the agreement is for the Company to receive approximately $200,000 per month from the sale of its common stock. Through December 31, 2003 and September 30, 2004, the Company received $79,465 and $668,908 in net proceeds from the sale of 1,324,350 and 11,155,214 shares of its common stock, respectively.

In connection with the private placement offering, a warrant was issued to GCH Capital, LTD for 3,000,000 shares of the Company's common stock at an exercise price of $0.06 per share. The warrant is fully vested and exercisable as at the date of the agreement, November 26, 2003.

                     Consulting Agreement - GCH Capital, LTD

On December 1, 2003, the Company entered into a consulting agreement with GCH Capital, LTD to provide assistance relating to business acquisition and general business strategies. Under the terms of the agreement, the Company was to issue 5,000,000 shares of the Company's common stock. None of these shares were issued as of December 31, 2003. In March 2004, the Company issued 5,000,000 shares. GCH Capital, LTD is also to receive a monthly consulting fee of $10,000 per month for 36 months. The Company has the right to buy back up to 1,000,000 shares of the common stock held in escrow at $0.20 per share provided that such purchase right shall expire as to 50,000 shares on the first day of each month, beginning January 1, 2004.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

NOTE 4 STOCKHOLDERS' EQUITY (CONTINUED)

GCH Capital, LTD also received an additional warrant for 3,000,000 shares of the company's common stock as part of a consulting agreement dated December 31, 2003. The exercise price of the warrant is $0.06 per share, and is fully vested and exercisable at the date of the agreement.

                          Increase in Authorized Shares

On March 11, 2004, the Directors and Shareholders of Satellite Enterprises Corp. approved an increase in the authorized number of shares of common stock from 200,000,000 to 500,000,000 and declared a 3-for-1 stock split effective in the form of a 200% dividend payable on or about March 31, 2004 to shareholders of record as of March 22, 2004. All share data and per share figures have been adjusted to give effect to the 3-for-1 split.

                             Stock Option Agreement

On November 26, 2003, the shareholders approved a Stock Purchase Option Agreement with Media Finance en Suisse Holding GMBH, a Swiss Corporation ("Media Finance"). Media Finance is wholly owned by the family of the President and Chief Executive Officer of the Company. This option agreement allowed the Company to acquire the right to purchase 100% of the shares of common stock of Suisse and a 20 year exclusive license agreement to distribute all satellite device content. The exercise of this option agreement gave the Company worldwide rights to market and distribute its products. Under the Option Agreement, Media Finance grants the Company the right and option to acquire from it all of the shares of Suisse (20,000 shares) for the aggregate consideration of 126,000,000 shares of common stock, par value $0.001 per share of the company.

                              Other Stock Issuances

During the first quarter of 2004, GCH Capital, as part of the private placement, sold 6,830,864 shares for $409,443. The shares were sold at $0.06 per share , net of commissions.

The company issued 5,000,000 shares of its common stock to GCH Capital valued at $0.06 per share or $300,000 in connection with a 3 year consulting agreement relating to investment banking commencing December 1, 2003.

In May 2004, the Company entered into a private placement arrangement with a group of investment bankers as amended on October 29, 2004 to sell 8,695,653 shares of its common stock at a price of $0.23 per share and the issuance of $500,000 5% convertible debentures due October 31, 2005. The debentures are convertible into common stock at $0.23 per share. Interest is payable to maturity. The Company will receive the proceeds of the convertible debentures upon filing of a registration statement to register the shares sold under the private placement. The net proceeds to the Company is anticipated to be $2,167,140 after deducting $332,860 for underwriting, legal and professional fees. Additionally, $150,000 was paid to GCH Capital as a break-up fee under their investment banking arrangement. Under the terms of the agreement, 20,000,000 shares of the Company's common stock owned by Media Finance en Suisse GMBH was pledged as collateral, 8,695,653 warrants were issued to acquire shares of the Company's common stock at $1.50 per share and the Company has issued an option to each of the investors to purchase an equivalent number of shares within a four month period subsequent to the effective date of the Registration Statement at $0.23 per share.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


NOTE 4 STOCKHOLDERS' EQUITY (CONTINUED)

Under the terms of the securities Purchase Agreement, the company is subject to penalties payable in cash or stock for non-compliance with certain terms and conditions of the agreement.

On August 27, 2004, GCH Capital was issued 581,949 shares of common stock valued at $0.0667 per share in payment of accounts payable in the amount of $38,816.

                                  Stock Options

On December 1, 2003, the Company granted options to purchase 24,309,000 shares of the company's common stock to consultants with an exercise price of $0.06 per share. These options vested immediately and will expire five years from issuance date. The options issued to consultants had a fair value of $244,692 based upon the Black-Scholes options pricing model. The compensation associated with these options was expensed during the six months ended December 31, 2003.

Transactions involving options are summarized as follows:

Balance - July 1, 2003                                     0    $    0
Options granted December 1, 2003                  24,309,000    $0.066
                                                  ----------

Balance December 31, 2003 and September 30, 2004  24,309,000    $0.066
                                                  ==========


Pro forma information regarding net loss and net loss per share as required by SFAS 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with weighted-average assumptions for the year ended December 31, 2003 as follows:

                                   Assumptions

Risk-free rate                                                   3.46%
Dividend yield                                                     N/A
Volatility factor of the expected market price of the
   Company's common stock                                         .10%
Average life                                                    1 year
Interest rate                                                    3.46%


For purposes of pro forma disclosures, the estimated fair value of the options has been expensed in the current period. Accordingly, there is no difference between actual and pro forma results during the six months ended December 31, 2003.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


NOTE 4 STOCKHOLDERS' EQUITY (CONTINUED)

The following table summarizes information concerning stock options outstanding at December 31, 2003 and September 30, 2004.

                                                           Remaining
      Period        Exercise Price  Number Outstanding  Contractual Life  Number Exercisable
------------------  --------------  ------------------  ----------------  ------------------

December 31, 2003       $0.066         24,309,000          5    years         24,309,000
September 30, 2004                                         4.25 years


                                 Stock Warrants

The Company has issued stock warrants to purchase an aggregate of 4,050,000 shares of the Company's common stock at $0.11 through June 2006 as part of a general release and settlement agreement entered into with respect to previously issued convertible debentures. These warrants are fully vested and 100% exercisable.

                                 Reserved Shares

At December 31, 2003, the Company reserved 50,398,132 shares of its common stock under existing agreements for private placements, options, warrant agreements and consulting arrangements. At September 30, 2004, the Company reserved 25,659,000 shares.

NOTE 5 RELATED TRANSACTIONS

                                License Agreement

The Company has entered into a license agreement under the terms of the acquisition agreement with Media Finance en Suisse GMBH. Such license agreement provides for a monthly payment of $25,000 ($300,000 per year) for 20 years. Media Finance en Suisse GMBH is a company controlled by the President, Chief Executive Officer and principal stock holder of the company. The Company at September 30, 2004 has prepaid the license fee for the three months ending December 31, 2004 and has been recorded as a prepayment in the Company's financial statements.

                             Distribution Agreement

The Company has entered into a service agreement with Eurostar facilities, BV hereafter referred to as "Eurostar". Under the terms of the service agreement Eurostar is to provide all international transmissions and communications with the Kiosks, provide administration and support services, including management personnel, to the Company's wholly owned operating entity Satellite Suisse GMBH. The agreement is for a minimum of 5 years commencing November 3, 2003 and provides for a base monthly payment of $55,000 ($50,000 for transmission service and $5,000 for rent of installed equipment). Additionally, it provides for separate hourly rates for management personnel, technical staff and administrative staff. During the nine months ended September 30, 2004, the Company has paid Eurostar approximately $1,000,000 and approximately $424,000 is owed at September 30, 2004.

At the time the agreement was consummated, the President and Chief Executive Officer of Satellite Suisse GMBH had an investment interest in Eurostar which was subsequently severed in December 2003.

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                               SEPTEMBER 30, 2004


NOTE 6 OPERATING LEASES

The Company has entered into two operating leases for an automobile and corporate home in Switzerland. The corporate home commenced April 1, 2004 and has an unlimited duration which can be cancelled upon three months written notice in advance. The monthly rent is $1,620 per month. The auto lease is for a period of 48 months commencing March 1, 2004 and requires a monthly payment of $1,556. Minimum annual rentals are as follows:

              Three months ended December 31, 2004          $  9,528
                      Year ended December 31, 2005            38,112
                                              2006            38,112
                                              2007            22,552
                                              2008            19,440


NOTE 7 EMPLOYMENT CONTRACT

The Company has entered into an employment contract with the President and Chief Operating Officer of Satellite Newspaper Suisse, GMBH. The contract commenced January 1, 2004 and its duration is infinite. The agreement provides for a monthly salary of approximately $10,000 per month plus reasonable travel expenses.

NOTE 8 LITIGATION

Two former U.S. employees of Satellite Newspapers Corporation have brought suit against the Company in Florida for breach of employment contracts and unpaid salaries, fringe benefits and travel expenses. The complaint does not specify any dollar amount. The company believes the suit is without merit and intends to fight the case vigorously.

NOTE 9 SUBSEQUENT EVENTS

On October 5, 2004, GCH Capital exercised 4,823,529 of its common stock warrants under a cashless/net exercise program. The stock based compensation to be recorded by the Company in the fourth quarter will aggregate $400,000.

On November 1, 2004, the Company entered into an agreement with GCH Capital whereby the Company terminated its investment banking relations with respect to the private placement offering agreement for its common stock dated November 11, 2003. As consideration for terminating the agreement, the Company issued 6,000,000 shares of its common stock to GCH Capital. The total stock based compensation to be expensed by the Company in the fourth quarter 2004 will aggregate $2,040,000.

The Company entered into an agreement to acquire on August 31, 2004 to acquire a 52% interest in SoliDAm, a software development company located in the Netherlands. The purchase price is to consist of the issuance of a $125,000 note payable to the stockholders of SoliDAM as well as 919,926 shares of the Company's common stock. The closing of the transaction will take place in the fourth quarter of 2004. On October 6, 2004, the shares were issued. The note payable has not been executed as of December 7, 2004. The effect of this transaction has not been included in these financial statements.

NOTE 10 - REVENUE RECOGNITION

The Company's policy is to recognize revenue at the time a transaction is completed at a local interactive vending unit (Kiosk) located at various sites around the world. To manage this global network, the Company has divided the network into eight distinct regions with the intent to issue each regional distributor rights to market and sell the Company's product. To date, the Company has signed distribution agreements with four regions: (1) Newsport pty Ltd (Australia), (2) Satellite Newspapers Asia Pacific, LTY (Asia Pacific), (3) Satellite Newspapers Middle East (Middle East) and (4) Satellite Newspapers Europe S.L.(Europe). The Company is currently seeking distributors for the remaining four regions.

Each distribution agreement granted to date, requires a defined monthly minimum fee. To the extent that revenues generated within the region exceed the minimum, no minimum fee would be required and the Company, based upon internally generated settlement reports would compensate the distributors. Through September 30, 2004, the Company has recognized minimum revenue on these distribution agreements totaling approximately $250,000. No provision has been

                   SATELLITE ENTERPRISE CORP. AND SUBSIDIARIES

                               SEPTEMBER 30, 2004


made to reduce the minimum revenues recognized since the Company believes that all amounts will be collected. Subsequent to June 30, 2004, no minimum revenues will be recorded under the agreement unless payments are received or guaranteed.

NOTE  11 -  COMMITMENTS AND CONTINGENCIES

The Company has employment contracts with two former employees who resigned from the Company. Each contract involved salaries, stock options and stock warrants commitments. The former employees are asserting claims for salary settlements and Company stock and have brought suit against the Company in fringe benefits and travel expenses. The complaint does not specify any dollar amount. The Company believes the suit is without merit and intends to contest the claim vigorously.

On August 27, 2002, before a change in control and the reverse merger discussed in Note A, the Company transferred its former GreenVolt Corp. subsidiaries and its fuel cell technology to its former Chief Executive Officer as part of a general release and settlement agreement. As part of this agreement, the liabilities of GreenVolt Corp. were included. It is possible that creditors of GreenVolt Corp. could look to the Company for payment. The Company and its legal counsel believe that these liabilities remain with GreenVolt Corp. and that the Company has no further obligation. Through June 30, 2004, no creditors of GreenVolt Corp. have contacted the Company for settlement of liabilities of GreenVolt Corp.

Three Dutch companies in the Netherlands have commenced a legal procedure against Satellite Newspapers Content B.V. claiming an amount due to them of approximately $156,000. The parties have agreed to suspend legal action until June 1, 2005 based upon a settlement reached in February 2004 whereby a shareholder of the Company will surrender a comparable number of Company shares to offset the obligation.

Legal proceedings have been entered against the Company in the State of Pennsylvania for violation of the Pennsylvania Unsolicited Telecommunication Advertisement Act which will ultimately result in a default judgment of $11,700 against the Company.

                              MEYLER & COMPANY, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  ONE ARIN PARK
                                 1715 HIGHWAY 35
                              MIDDLETOWN, NJ 07748

             Report of Independent Registered Public Accounting Firm


To the Board of Directors
Satellite Enterprises Corp.
New Haven, CT

We have audited the accompanying consolidated balance sheet of Satellite Enterprises Corp. and subsidiaries (a Development Stage Enterprise) as of December 31, 2003 (restated) and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 (restated), and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles..

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred cumulative losses of $2,007,354 since inception, and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                            /s/ Meyler & Company, LLC

        Middletown, NJ
        August 27, 2004

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 2003
                                   (Restated)


CURRENT ASSETS

   Cash                                                             $    34,705
   Accounts receivable                                                   35,827
                                                                    -----------
         Total Current Assets                                            70,532
EQUIPMENT, net of accumulated depreciation of $14,285                 1,602,561

INTANGIBLE ASSETS
   Deposits                                                                 236
   Technology rights                                                     15,458
                                                                    -----------
                                                                         15,694
                                                                    -----------
                                                                    $ 1,688,787
                                                                    ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES


   Accounts payable                                                 $    33,048
   Accrued expenses                                                      56,525
   Accrued salaries and related expenses                                 54,129
                                                                    -----------
         Total Current Liabilities                                      143,702

LONG-TERM DEBT
   Notes payable to related parties                                   1,186,159
   Loans payable                                                        873,926

STOCKHOLDERS' EQUITY
    Preferred stock, par value $0.001 authorized
     5,000,000 shares, none issued and outstanding
   Common stock authorized 500,000,000
      shares; par value $0.001; issued
      and outstanding 192,316,350 shares
      at December 31, 2003                                              192,316
   Paid-in capital                                                    1,524,202
   Stock subscription receivable                                       (180,000)
   Accumulated deficit                                               (2,007,354)
   Accumulated  comprehensive loss                                      (44,164)
                                                                    -----------
                                                                       (515,000)
                                                                    -----------
                                                                    $ 1,688,787
                                                                    ===========


See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          For the Period
                                          Year Ended December 31,         January 2, 2002
                                     -------------------------------      (Inception) to
                                          2003               2002        December 31, 2003
                                     ------------       ------------     -----------------
                                                                            (Unaudited)
NET SALES                            $     82,705                          $     82,705

COSTS AND EXPENSES
   Cost of services                         3,320                                 3,320
   Selling, general and
     administrative                       746,373       $  1,081,389          1,827,762
   Stock-based compen-
     sation                               244,692                               244,692
   Depreciation and
     amortization                          14,285                                14,285
                                     ------------       ------------       ------------
       Total Costs and Expenses         1,008,670          1,081,389          2,090,059
                                     ------------       ------------       ------------

NET LOSS                             $   (925,965)      $ (1,081,389)      $ (2,007,354)
                                     ============       ============       ============

NET LOSS PER COMMON
   SHARE (BASIC AND DILUTED)         $      (0.02)      $      (1.60)      $      (0.10)
                                     ============       ============       ============

WEIGHTED AVERAGE
   COMMON SHARES OUTSTANDING           59,797,182            675,000         21,007,568
                                     ============       ============       ============



See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT December 31, 2003 and 2002

                                        Common Stock          Additional                                                    Total
                                 ------------------------      Paid In     Subscription   Accumulated   Comprehensive   Stockholders
                                     Shares     Amount         Capital      Receivable      Deficit     Income (Loss)      Equity
                                 ---------------------------------------------------------------------------------------------------
Issuance of shares to
   original stockholders
   for cash                           30,000   $  61,564                                                               $   61,564
Net loss for the year ended
   December 31, 2002                                                                     $(1,081,389)     $245,134       (836,255)
                                 -----------   ---------     -----------    -----------  -----------     ---------     ----------
Balance December 31, 2002             30,000      61,564                                  (1,081,389)      245,134       (774,691)

Reverse merger (Note A)
   Exchange of Satellite
   Newspapers en Suisse
   GMBH common stock                 (30,000)    (61,564)    $   61,564
Fair value of equipment
   contributed                                                1,131,444                                                 1,131,444
Issuance of common stock
   to satellite Newspapers
   en Suisse GMBH                126,000,000     126,000       (126,000)
Outstanding common stock
   of Satellite Newspapers
   Corp.                          58,992,000      58,992        (49,639)                                                    9,353
Exercise of common stock
   warrant @ $0.06, net of
   commissions                     3,000,000       3,000        177,000      $(180,000)
Issuance of shares under private
   placement @ $0.06, net of
   commissions                     1,324,350       1,324         78,141                                                    79,465
Issuance of shares to invest-
   ment bankers @$0.01
   per share                       3,000,000       3,000          7,000                                                    10,000



See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT December 31, 2003 and 2002
                                   (CONTINUED)

                                        Common Stock          Additional                                                    Total
                                 ------------------------      Paid In     Subscription   Accumulated   Comprehensive   Stockholders
                                     Shares     Amount         Capital      Receivable      Deficit     Income (Loss)      Equity
                                 ---------------------------------------------------------------------------------------------------
Stock based compensation                                        244,692                                                   244,692
Net loss for the year ended
   December 31, 2003                                                                        (925,965)     (289,298)    (1,215,263)
                                ------------    --------     ----------      ---------   -----------     ---------     ----------

Balance, December 31,
    2003                         192,316,350    $192,316     $1,524,202      $(180,000)  $(2,007,354)    $ (44,164)    $ (515,000)
                                ============    ========     ==========      =========   ===========     =========     ==========



See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      For the Period
                                                        Year Ended December 31,       January 2, 2002
                                                   ------------------------------     (Inception) to
                                                        2003              2002       December 31, 2003
                                                   ------------      ------------    -----------------
CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net loss                                        $  (925,965)      $(1,081,389)      $(2,007,354)
   Adjustments to reconcile net loss to
     cash flows used in operating activities:
       Stock based compensation                        244,692                             244,692
       Common stock issued for services                 10,000                              10,000
       Depreciation                                     14,285                              14,285
       Accounts receivable                             (26,162)           (9,665)          (35,827)
       Accounts payable                                 29,606                              29,606
       Accrued expenses                                 48,165             8,360            56,525
       Accrued compensation and benefits                54,129                              54,129
                                                   -----------       -----------       -----------
         NET CASH FLOWS USED IN
            OPERATING ACTIVITIES                      (551,250)       (1,082,694)       (1,633,944)
                                                   -----------       -----------       -----------
CASH FLOWS FROM INVESTING
   ACTIVITIES
   Cash paid for property and equipment               (459,103)          (33,881)         (492,984)
   Deposits                                               (236)                               (236)
                                                   -----------       -----------       -----------
       NET CASH FLOWS USED IN
         INVESTING ACTIVITIES                         (459,339)          (33,881)         (493,220)
                                                   -----------       -----------       -----------
CASH FLOWS FROM FINANCING
   ACTIVITIES
   Bank overdraft                                        3,442                               3,442
   Advances from notes payable to related
      parties                                          694,238            22,495           716,733
   Change in loans payable                             263,907         1,079,445         1,343,352
   Proceeds from issuance of common stock              118,295            22,734           141,029
                                                   -----------       -----------       -----------
       NET CASH FLOWS FROM
         FINANCING ACTIVITIES                        1,079,882         1,124,674         2,204,556
                                                   -----------       -----------       -----------
EFFECT OF EXCHANGE RATE
   CHANGES ON CASH                                     (42,687)                            (42,687)
                                                   -----------       -----------       -----------
INCREASE IN CASH                                        26,606             8,099            34,705
CASH, BEGINNING OF PERIOD                                8,099
                                                   -----------       -----------       -----------
CASH, END OF PERIOD                                $    34,705       $     8,099       $    34,705
                                                   ===========       ===========       ===========


See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                      For the Period
                                                        Year Ended December 31,       January 2, 2002
                                                   ------------------------------     (Inception) to
                                                        2003              2002       December 31, 2003
                                                   ------------      ------------    -----------------
SUPPLEMENTAL CASH FLOW
    INFORMATION
   Increase in Paid-in-capital from
     contribution of property and equip-
     ment $1,131,444                                $1,131,444        $1,131,444
   Recharacterization of loans payable to
     notes payable to related parties                  469,426                            469,426
   Common stock subscription receivable                180,000                            180,000
   Outstanding common stock of Satellite
     Newspapers Corp. at date of merger                  9,353                              9,353



See accompanying notes to financial statements.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                               Nature of Business

Satellite Enterprises Corp., ("Company") through its wholly owned subsidiary Satellite Newspapers en Suisse GMBH ("Suisse"), provides newspaper publishers access to an advanced methodology of distribution for national, international and local newspapers. The Company digitally distributes, prints and sells publishers' newspapers through interactive vending units placed in hotels, airports and cruise ships.

The Company merged with Suisse (formerly Media finance en Suisse GMBH) under a stock purchase option agreement dated November 26, 2003 which was exercised on February 15, 2004. Suisse has two wholly owned companies in the Netherlands, Satellite Newspapers Content B.V. (incorporated on May 24, 2001) which negotiates agreements with the newspaper publishers and Satellite Newspapers Trading, B.V. (incorporated on May 17, 2001) which markets and sells the vending units known as Kiosks which are used to distribute the digitized newspapers. Neither company had operations for the year ended December 31, 2001.

On June 20, 2003, in conjunction with a change of control of the Company, the Company entered into a Rights Agreement with Satellite Newspapers Worldwide NV, a corporation organized under the laws of the Netherlands ("Satellite Newspapers"). Under this Agreement, Satellite Newspapers appointed the Company as its irrevocable commercial non-exclusive distributor to promote the sale and/or lease of its newspaper Kiosks and the associated Satellite Newspaper content distribution technology which Satellite Newspapers developed. Satellite Newspapers owns the patents, engineering and technical design for this technology.

                                 Reverse Merger

On February 15, 2004, the Company exercised its stock purchase agreement to merge with Suisse and its wholly owned subsidiaries and acquired all of Suisse's outstanding common stock by the issuance of 126,000,000 shares of its $0.001 par value common stock (the "Merger"). In connection with the Merger, Suisse became a wholly owned subsidiary of the Company. Prior to the Merger, Satellite Enterprises Corp. was a non-operating "shell" corporation. Pursuant to Securities and Exchange Commission rules, the Merger of a private operating company into a non-operating public shell corporation with nominal net assets is considered a capital transaction. Accordingly, for accounting purposes, the Merger has been treated as an acquisition of the Company by Suisse and a recapitalization of Suisse. For financial statement presentation, the Merger has been reflected in the financial statements as though it occurred on December 31, 2003. The historical financial statements prior to December 31, 2003 are those of Suisse. Since the Merger is a recapitalization and not a business combination, proforma information is not presented.

Suisse was previously owned by Media Finance en Suisse Holding GMBH, a company wholly owned by the family of the President and Chief Executive Officer of the Holding Company. As part of the merger, an exclusive 20 year world wide license was granted to the Company to market and distribute digital newspapers. See also Note C Related Party Transactions-License Agreement.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                  Going Concern

As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $2,007,354 since inception and is considered a company in the development stage. Management's plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurance that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

                               Change of Year End

In December 2003, the Company elected to change its accounting year end from June 30 to December 31.

                          Foreign Currency Translation

In 2003, the Company considered the Swiss Frank to be its functional currency. Assets and liabilities were translated into US dollars at the period-end exchange rates. Statement of operations amounts were translated using the average rate during the year. Gains and losses resulting from translating foreign currency financial statements were accumulated in other comprehensive loss, a separate component of stockholders' deficit.

                                Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less. There were no cash equivalents in 2003.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     Property and Equipment and Depreciation

Property and equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               Property and Equipment and Depreciation (Continued)

equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations. The Company depreciates the equipment (principally computer related equipment) over 3 years.

                            Net Loss Per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods.

                        Consolidated Financial Statements

The consolidated financial statements include the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

                           Comprehensive Income (Loss)

SFAS No. 130 establishes standards for the reporting and disclosure of comprehensive income and its components which will be presented in association with a company's financial statements. Comprehensive income is defined as the change in a business enterprise's equity during a period arising from transactions, events or circumstances relating to non-owner sources, such as foreign currency translation adjustments and unrealized gains or losses on available-for-sale securities. It includes all changes in equity during a period except those resulting from investments by or distributions to owners. Comprehensive income is accumulated in accumulated other comprehensive income
(loss), a separate component of stockholders' equity (deficit.)

                            Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded (1) using the fair value method or (2) using the intrinsic value method as prescribed by accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been if the Company adopted the fair value method. The Company accounts for employee stock based compensation in accordance with the provisions of APB 25. For non-employee options and warrants, the company uses the fair value method as prescribed in SFAS 123.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                      Stock-Based Compensation (Continued)

In July 2001, the FASB issued SFAS NO. 142, "Goodwill and Other Intangible Assets", which the Company adopted during 2003. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

                               Revenue Recognition

The Company's policy is to recognize revenue at the time a transaction is completed at a local interactive vending unit (Kiosk) located at various sites around the world. To manage this global network, the Company has divided the network into eight distinct regions with the intent to issue each regional distributor rights to market and sell the Company's product. Each distribution agreement requires a defined monthly minimum fee. To the extent that revenues generated within the region exceed the minimum, no minimum fee would be required and the Company, based upon internally generated settlement reports would compensate the distributors.

NOTE B - LOANS PAYABLE

During the year ended December 31, 2003, four individuals made unsecured loans to the company aggregating $873,926. The loans mature between July and November 2004. The loans are interest free for the first year and accrue interest at the rate of 6% commencing after the first anniversary date of the loan. Included in the $873,926, is a loan from a relative of the President and Chief Executive Officer of $184,212.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE C - RELATED PARTY TRANSACTIONS

                       Advances and Company Loans Payable

The President and Chief Executive Officer has advanced the Company and/or assumed individual loans totaling $1,186,159 as of December 31, 2003. These loans are unsecured and bear interest at the rate of 10% per annum. The loans have no stated maturity dates.

                                License Agreement

In connection with the merger of the Company and Suisse, the former parent company of Suisse granted the company a 20 year exclusive world wide license to market and distribute newspapers digitally. The license agreement also provides access to the patents and technology that transmit the newspaper content digitally around the world and the technological knowledge to produce the Kiosks. Media Finance en Suisse Holding GMBH, the former parent of Suisse, is wholly owned and controlled 100% by the family of the President and Chief Executive Officer of the Company. The license agreement provides for a monthly payment of $25,000 per month to Media Finance en Suisse Holding GMBH commencing November 3, 2003 and a royalty of $0.10 for each newspaper sold.

                             Distribution Agreement

The Company has entered into a service agreement with Eurostar facilities, BV ("Eurostar"). Under the terms of the service agreement Eurostar is to provide all international transmissions and communications with the Kiosks and provide administration and support services, including management personnel, to the Company's wholly owned operating entity Suisse. The agreement is for a minimum of 5 years commencing November 3, 2003 and provides for a base monthly payment of $55,000 ($50,000 for transmission service and $5,000 for rent of installed equipment). Additionally, it provides for management personnel, technical staff and administrative staff at separate hourly rates. Since inception, Eurostar has been paid a total of $78,000.

All of the employees of the Company except the President work for Eurostar and the same personnel who manage and operate Eurostar work for the Company. Eurostar's billing to the Company is based on cost plus a profit mark up. The mark up to Eurostar is estimated to approximate $200,000 per year. The company plans to merge with Eurostar on October 1, 2004.

See also Note F - Operating Leases and Note G - Employment Contract for further related party disclosures.

NOTE D - INCOME TAXES

The Company has adopted Financial Accounting Statement SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2003, these differences resulted in a deferred tax asset of approximately $602,200. SFAS No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE D - INCOME TAXES (CONTINUED)

not reflect any net asset for deferred taxes at December 31, 2003.

The Company's net operating loss carry forwards amounted to approximately $2,007,350 at December 31, 2003, which will expire through 2018.

NOTE E - STOCKHOLDERS' EQUITY

                    Private Placement Offering - GCH Capital

In November 2003, the Company entered into private placement agreements with Hyde Investments, LTD., and Livingston Investments, LTD, British Virgin Islands Corporations, whereby these entities would purchase 15,000,000 shares of the Company's common stock at $0.06 per share net of 10% for commissions with the right to purchase and sell an additional 15,000,000 shares once $1,000,000 has been paid to the Company. The intent of the agreement is for the Company to receive approximately $200,000 per month from the sale of its common stock. Through December 31, 2003, the Company received $79,465 in net proceeds from the sale of 1,324,350 shares of its common stock.

In connection with the private placement offering, a warrant was issued to GCH Capital, LTD for 3,000,000 shares of the Company's common stock at an exercise price of $0.06 per share. The warrant is fully vested and exercisable as at the date of the agreement, November 26, 2003.

                     Consulting Agreement - GCH Capital, LTD

On December 1, 2003, the Company entered into a consulting agreement with GCH Capital, LTD to provide assistance relating to business acquisition and general business strategies. Under the terms of the agreement, the Company was to issue 5,000,000 shares of the Company's common stock. None of these shares were issued as of December 31, 2003. In March 2004, the 5,000,000 shares were issued. GCH Capital, LTD is also to receive a monthly consulting fee of $10,000 per month for 36 months. The Company has the right to buy back up to 1,000,000 shares of the common stock held in escrow at $0.20 per share. This purchase right shall expire as to 50,000 shares on the first day of each month, beginning January 1, 2004.
(See Note I - Subsequent Events)

GCH Capital, LTD also received an additional warrant for 3,000,000 shares of the company's common stock as part of a consulting agreement dated December 31, 2003. The exercise price of the warrant is $0.06 per share, and is fully vested and exercisable at the date of the agreement.

                          Increase in Authorized Shares

On March 11, 2004, the Directors and Shareholders of Satellite Enterprises Corp. approved an increase in the authorized number of shares of common stock from 200,000,000 to 500,000,000 and declared a 3-for-1 stock split effective in the form of a 200% dividend payable on or about March 31, 2004 to shareholders of record as of March 22, 2004. All share data and per share figures have been adjusted to give effect to the 3-for-1 split.

                              Other Stock Issuances

During the first quarter of 2004, GCH Capital, as part of the private placement, sold 6,830,864 shares for $409,443. The shares were sold at $0.06 per share, net of commissions.

The Company issued 5,000,000 shares of its common stock to GCH Capital valued at $0.06 per share or $300,000 in connection with a 3 year consulting agreement relating to investment banking commencing December 1, 2003.

In May 2004, the Company entered into a private placement arrangement with a group of investment bankers as amended on October 29, 2004 to sell 8,695,653 shares of its common stock at a price of $0.23 per share and the issuance of $500,000 5% convertible debentures due October 31, 2005. The debentures are convertible into common stock at $0.23 per share. Interest is payable to maturity. The Company will receive the proceeds of the convertible debentures upon filing of a registration statement to register the shares sold under the private placement. The net proceeds to the Company is anticipated to be $2,167,140 after deducting $332,860 for underwriting, legal and professional fees. Additionally, $150,000 was paid to GCH Capital as a break-up fee under their investment banking arrangement. Under the terms of the agreement, 20,000,000 shares of the Company's common stock owned by Media Finance en Suisse GMBH was pledged as collateral, 8,695,653 warrants were issued to acquire shares of the Company's common stock at $1.50 per share and the Company has issued an option to each of the investors to purchase an equivalent number of shares within a four month period subsequent to the effective date of the Registration Statement at $0.23 per share. At June 30, 2004, these shares have not been issued. However, for financial statement presentation purposes, the shares were reflected as issued and outstanding.

Under the terms of the securities Purchase Agreement, the company is subject to penalties payable in cash or stock for non-compliance with certain terms and conditions of the agreement.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003

NOTE E - STOCKHOLDERS' EQUITY (CONTINUED)

                             Stock Option Agreement

On November 26, 2003, the shareholders approved a Stock Purchase Option Agreement with Media Finance en Suisse Holding GMBH, a Swiss Corporation ("Media Finance"). Media Finance is wholly owned by the family of the President and Chief Executive Officer of the Company. This option agreement allowed the Company to acquire the right to obtain 100% of the shares of common stock of Suisse and a 20 year exclusive license agreement to distribute all satellite device content. The exercise of this option agreement gave the Company worldwide rights to market and distribute its products. Under the Option Agreement, Media Finance grants the Company the right and option to acquire from it all of the shares of Suisse (20,000 shares) for the aggregate consideration of 126,000,000 shares of common stock, par value $0.001 per share of the company.

                                  Stock Options

On December 1, 2003, the Company granted options to purchase 24,309,000 shares of the company's common stock to consultants with an exercise price of $0.06 per share. These options vested immediately and will expire five years from issuance date. The options issued to consultants had a fair value of $244,692 based upon the Black-Scholes options pricing model. The compensation associated with these options was expensed during the six months ended December 31, 2003.

Transactions involving options are summarized as follows:

        Balance - July 1, 2003                             0        $0
        Options granted December 1, 2003          24,309,000        $0.066
                                                  ----------        ------

        Balance December 31, 2003                 24,309,000        $0.066
                                                  ==========        ======


Pro forma information regarding net loss and net loss per share as required by SFAS 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with weighted-average assumptions for the year ended December 31, 2003 as follows:

        Assumptions

        Risk-free rate                                     3.46%
        Dividend yield                                       N/A
        Volatility factor of the expected market
          price of the Company's common stock               .10%
        Average life                                      1 year
        Interest rate                                      3.46%


For purposes of pro forma disclosures, the estimated fair value of the options has been expensed in the current period. Accordingly, there is no difference between actual and pro forma results during the six months ended December 31, 2003.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003


NOTE E - STOCKHOLDERS' EQUITY (CONTINUED)

                            Stock Options (Continued)

The following table summarizes information concerning stock options outstanding at December 31, 2003.

                                                  Remaining
                         Exercise      Number    Contractual     Number
          Period          Price     Outstanding     Life      Exercisable
    -----------------    --------   -----------  -----------  -----------
    December 31, 2003     $0.06      24,309,000   5 years     24,309,000


                                 Stock Warrants

The Company has issued stock warrants to purchase an aggregate of 4,050,000 shares of the Company's common stock at $0.11 through June 2006 as part of a general release and settlement agreement entered into with respect to previously issued convertible debentures. These warrants are fully vested and 100% exercisable.

                                 Reserved Shares

At December 31, 2003, the Company reserved 33,359,000 shares of its common stock under existing agreements for private placements, options, warrant agreements and consulting arrangements.

NOTE F - OPERATING LEASES

The company pays Eurostar $12,000 per month for its administrative and technical facility under a long-term lease expiring in August 2006. Minimum annual rentals are as follows:

                Year ended December 31, 2004          $144,000
                                        2005           144,000
                                        2006            96,000


Rent expense for the years ended December 31, 2003 and 2002 was $144,000 for each year.

NOTE G - EMPLOYMENT CONTRACT

The Company has entered into an employment contract with the President and Chief Operating Officer of Suisse. The contract commenced January 1, 2004 and its duration is infinite. The agreement provides for a monthly salary of approximately $10,000 per month plus reasonable travel expenses.

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company has employment contracts with two former employees who resigned from the Company. Each contract involved salaries, stock options and stock warrants commitments. The former employees are asserting claims for salary settlements and Company stock and have brought suit against the Company in fringe benefits and travel expenses. The complaint does not specify any dollar amount. The Company believes the suit is without merit and intends to contest the claim vigorously.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003


NOTE H - COMMITMENTS AND CONTINGENCIES (CONTINUED

On August 27, 2002, before a change in control and the reverse merger discussed in Note A, the Company transferred its former GreenVolt Corp. subsidiaries and its fuel cell technology to its former Chief Executive Officer as part of a general release and settlement agreement. As part of this agreement, the liabilities of GreenVolt Corp. were included. It is possible that creditors of GreenVolt Corp. could look to the Company for payment. The Company and its legal counsel believe that these liabilities remain with GreenVolt Corp. and that the Company has no further obligation. Through December 31, 2003, no creditors of GreenVolt Corp. have contacted the Company for settlement of liabilities of GreenVolt Corp.

Three Dutch companies in the Netherlands have commenced a legal procedure against Satellite Newspapers Content B.V. claiming an amount due to them of approximately $156,000. The parties have agreed to suspend legal action until June 1, 2005 based upon a settlement reached in February 2004 whereby a shareholder of the Company will surrender a comparable number of Company shares to offset the obligation.

Legal proceedings have been entered against the Company in the State of Pennsylvania for violation of the Pennsylvania Unsolicited Telecommunication Advertisement Act which will ultimately result in a default judgment of $11,700 against the Company.

NOTE I - SUBSEQUENT EVENTS

During the first quarter of 2004, GCH Capital, as part of the private placement, sold 6,830,864 shares for $409,443. The shares were sold at $0.06 per share , net of commissions.

The company issued 5,000,000 shares of its common stock to GCH Capital valued at $0.06 per share or $300,000 in connection with a 3 year consulting agreement relating to investment banking commencing December 1, 2003.

In May 2004, the Company entered into a private placement arrangement with a group of investment bankers as amended on October 29, 2004 to sell 8,695,653 shares of its common stock at a price of $0.23 per share and the issuance of $500,000 5% convertible debentures due October 31, 2005. The debentures are convertible into common stock at $0.23 per share. Interest is payable at maturity. The Company will receive the proceeds of the convertible debentures upon filing of a registration statement to register the shares sold under the private placement. The net proceeds to the Company is anticipated to be $2,167,140 after $332,860 for underwriting, legal and professional fees. Additionally, $150,000 was paid to GCH Capital as a break-up fee under their investment banking arrangement. Under the terms of the agreement, 20,000,000 shares of the Company's common stock owned by Media Finance en Suisse GMBH was pledged as collateral, 8,695,653 warrants were issued to acquire shares of the Company's common stock at $1.50 per share and the Company has issued an option to each of the investors to purchase an equivalent number of shares within a four month period subsequent to the effective date of the Registration Statement at $0.23 per share. However, for financial statement presentation purposes, the shares were reflected as issued and outstanding.

Under the terms of the securities Purchase Agreement, the Company is subject to penalties payable in cash or stock for non-compliance with certain terms and conditions of the agreement.

                  SATELLITE ENTERPRISES CORP. AND SUBSIDIARIES
                        (A Development Stage Enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2003


NOTE I - SUBSEQUENT EVENTS (CONTINUED)

The Company has entered into two operating leases for (1) a corporate home in Switzerland and (2) an automobile for the President. The corporate home lease commenced April 1, 2004 and has an unlimited duration which can be cancelled upon three months written notice in advance. The monthly rent is $1,620 per month. The auto lease is for a period of 48 months commencing March 1, 2004 with a monthly payment of $1,556.

Minimum annual rentals are as follows:

                        2004             $30,140
                        2005              38,112
                        2006              38,112
                        2007              38,112
                        2008              22,552

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


                SEC Registration fee                $
                Accounting fees and expenses            ,000.00*
                Legal fees and expenses               35,000.00*
                Miscellaneous                          5,000.00
                                                    -----------
                                        TOTAL       $ 70,962.67*
                                                    ===========


         * Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The Company sold the following shares of common stock during the three fiscal years ended December 31, 2003 (adjusted to reflect reverse stock splits and share issuances through April 15, 2004) without registration based on Section 4(2) of the Securities Act of 1933, as amended. All of the offerings were conducted solely by the Company, without the engagement of an underwriter.

 Date         Shares  Purchasers           Total Price            Exemption
---------  --------- -------------------- ---------------- ---------------------
04/05/04     169,300  Foreigners           $33,860(1)           Regulation S
---------  --------- -------------------- ---------------- ---------------------
03/03/04      67,791  Foreigners           $13,558(1)           Regulation S
---------  --------- -------------------- ---------------- ---------------------
03/02/04     562,144  Foreigners          $112,429(1)           Regulation S
---------  --------- -------------------- ---------------- ---------------------
02/15/04     215,920  Foreigners           $43,184(1)           Regulation S
---------  --------- -------------------- ---------------- ---------------------
02/09/04   1,348,321  Foreigners          $269,664(1)           Regulation S
---------  ---------  ------------------- ---------------- ---------------------
12/19/03     388,050  Foreigners           $77,610(1)           Regulation S
---------  ---------  ------------------- ---------------- ---------------------
11/20/03   1,000,000  Foreigners          $200,000(2)           Regulation S
---------  ---------  ------------------- ---------------- ---------------------
11/01/03   1,000,000  Consultant           $10,000(3)           Section 4(2)
---------  ---------  ------------------- ---------------- ---------------------
09/01/03       2,000  Consultant           $33,369(3)           Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
03/02/03      35,000  Consultant           $175,000(4)(6)       Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
07/02/02       5,000  Consultant           $85,000(4)           Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
06/03/02   1,000,000 Satellite Newspapers  $10,000(7)           Section 4(2)
                      Worldwide NV
---------  --------- -------------------- ---------------- ---------------------
06/03/02  17,000,000 Accredited Investors  $261,800(4)          Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
06/03/02    662,500  Accredited Investor   $9,937.50(4)         Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
06/03/02    662,500  Accredited Investor   $9,937.50(4)         Section 4(2)
---------  --------- -------------------- ---------------- ---------------------
06/03/02     75,000  Consultant            $1,125(4)            Section 4(2)
---------  --------- -------------------- ---------------- ---------------------

(1) Company paid a 10% commission to Bel Air Group, Inc. as finders fee.

(2) Company sold Livingston Investments, Ltd., a British Virgin Island Company 1,000,000 at $0.20 per share. $50,000 was paid in 2004 and the balance has not been paid to dater.

(3) Company paid $10,000 consulting fee GCH Capital, Ltd. who in turn paid it back to the Company in return for 1,000,000 shares

(4) These shares were issued in consideration of services rendered to the Company and/or reimbursement of expenses or other indebtedness owed by the Company.

(5) The offering price was paid in the form of the exchange and transfer to the Company of 100% of the outstanding Capital Stock of GreenVolt Corp.

(6) The Company issued these shares under an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, however, the certificates representing these shares were issued without legend in error. The shareholder has been notified by the Company that the shares may only be sold in compliance with Rule 144 or any other exemption from the registration requirements of the Securities Act.

(7) The Company issued these shares as payment and in exchange for the transfer of certain Rights to the Satellite Newspapers KiOSK product and content distribution technology.


On November 26, 2003, we entered into a Stock Purchase Option Agreement dated November 26, 2003 with Media Finance for the purchase of 100% of Swiss Satellite Newspapers. This option agreement allowed us to acquire the right to purchase 100% of the shares of common stock of Swiss Satellite Newspapers. On February 15, 2004, we exercised the option and acquired 100% of Swiss Satellite Newspapers in consideration for the issuance of 126,000,000 shares of common stock.

During the six months ended June 30, 2004, 6,830,864 shares of common stock were sold under a private placement agreement with GCH Capital, LTD. The total aggregate proceeds received was $409,444.

In November 2003, the Company entered into private placement agreements with Hyde Investments, LTD., and Livingston Investments, LTD, British Virgin Islands Corporations, whereby these entities would purchase 15,000,000 shares of the Company's common stock at $0.06 per share net of 10% for commissions with the right to purchase and sell an additional 15,000,000 shares once $1,000,000 has been paid to the Company. The intent of the agreement is for the Company to receive approximately $200,000 per month from the sale of its common stock. Through December 31, 2003, the Company received $79,465 in net proceeds from the sale of 1,324,350 shares of its common stock.

In connection with the private placement offering, a warrant was issued to GCH Capital, LTD for 3,000,000 shares of the Company's common stock at an exercise price of $0.06 per share. The warrant is fully vested and exercisable as at the date of the agreement, November 26, 2003.

On December 1, 2003, the Company entered into a consulting agreement with GCH Capital, LTD to provide assistance relating to business acquisition and general business strategies. Under the terms of the agreement, the Company was to issue 5,000,000 shares of the Company's common stock. None of these shares were issued as of December 31, 2003. In March 2004, the 5,000,000 shares were issued. GCH Capital, LTD is also to receive a monthly consulting fee of $10,000 per month for 36 months. The Company has the right to buy back up to 1,000,000 shares of the common stock held in escrow at $0.20 per share. This purchase right shall expire as to 50,000 shares on the first day of each month, beginning January 1, 2004.

GCH Capital, LTD also received an additional warrant for 3,000,000 shares of the company's common stock as part of a consulting agreement dated December 31, 2003. The exercise price of the warrant is $0.06 per share, and is fully vested and exercisable at the date of the agreement.

On December 1, 2003, the Company granted options to purchase 24,309,000 shares of the company's common stock to consultants with an exercise price of $0.06 per share. These options vested immediately and will expire five years from issuance date.

The Company has issued stock warrants to purchase an aggregate of 4,050,000 shares of the Company's common stock at $0.11 through June 2006 as part of a general release and settlement agreement entered into with respect to previously issued convertible debentures. These warrants are fully vested and 100% exercisable.

During the six months ended June 30, 2004, $180,000 was received on the outstanding stock subscription receivable.

On April 16, 2004, the Company issued to GCH Capital, LTD 5,000,000 shares of its common stock valued at $0.01 per share as consideration under the investment banking arrangement.

To obtain funding for our ongoing operations, on May 19, 2004, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold 10,869,565 shares of common stock to accredited investors in a private offering. In connection with the offering, we sold 10,869,565 shares of common stock at a price of $.23 per share. In addition, we also issued 10,869,565 common stock purchase warrants exercisable at $1.50 per share. We raised an aggregate of $2,500,000 in connection with this offering. In November 2004, we entered into an amendment of the Securities Purchase Agreement whereby we cancelled 2,173,913 shares of common stock and issued to the investors to the investors secured convertible debentures in the amount of $500,000.


On October 5, 2004, GCH Capital exercised 4,823,529 of its common stock warrants under a cashless/net exercise program.

On November 1, 2004, the Company entered into an agreement with GCH Capital whereby the Company terminated its investment banking relations with respect to the private placement offering agreement for its common stock dated November 11, 2003. As consideration for terminating the agreement, the Company issued 6,000,000 shares of its common stock to GCH Capital.

The Company entered into an agreement to acquire on August 31, 2004 to acquire a 52% interest in SoliDAm, a software development company located in the Netherlands. The purchase price is to consist of the issuance of a $125,000 note payable to the stockholders of SoliDAM as well as 919,926 shares of the Company's common stock. If all the conditions set forth in the agreement are satisfied, the closing of the transaction will take place in the fourth quarter of 2004. On October 6, 2004, the shares were issued. The note payable has not been executed as of December 7, 2004. The effect of this transaction has not been included in these financial statements.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Satellite Enterprises Corp., a Nevada corporation.

Exhibit
  No.     Description
-------   -----------

 2.1 Rights Agreement between Satellite Newspapers Worldwide NV, and Satellite Enterprises Corp. dated June 20, 2003, incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2003.

 2.2 Stock Purchase Option Agreement entered between the Company and Media Finance en Suisse GMBH dated November 26, 2003 incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2004.

 3.1 Corporate Charter of Beck & Co. as filed with the Nevada Secretary of State on April 6, 1998, incorporated by reference to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 4, 2000.

 3.2 Bylaws of Beck & Co., incorporated by reference to the Company's Registration Statement on Form 10-SB filed with with the Securities and Exchange Commission on July 6, 1999.

 5.1      Sichenzia Ross Friedman Ference LLP Opinion and Consent

10.1 Securities Purchase Agreement, incorporated by reference to the Company's Current Report on Form 8-K filed with with the Securities and Exchange Commission on June 2, 2004.

10.2 Form of Warrant, incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2004.

10.3 Joint Escrow Instruction, incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2004.

10.4 Registration Rights Agreement, incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2004.

10.5 Security Interest and Pledge Agreement, incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2004.


10.6 Service Agreement entered between Eurostar Facilities BV and Satellite Newspapers Suise GMBH, incorporated by reference to the Company's Registration Statement on Form SB-2 filed with with the Securities and Exchange Commission on November 12, 2004.

10.7 Exclusive Global Distribution Agreement between Media Finance en Suise Holding GMHB and Satellite Newspapers Suise GMBH incorporated by reference to the Company's Registration Statement on Form SB-2 filed with with the Securities and Exchange Commission on November 12, 2004.

10.8 Amendment to the Securities Purchase Agreement dated October 29, 2004 , incorporated by reference to the Company's Registration Statement on Form SB-2 filed with with the Securities and Exchange Commission on November 12, 2004.


16.1 Letter from Callahan, Johnston & Associates, LLC, dated October 22, 2003 and March 5, 2004. (Incorporated by referenced to Form 8-K Current Report filed with the Securities and Exchange Commission on March 5, 2004).

23.1      Consent of Meyler & Company, LLC



23.3      Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New Haven, State of Connecticut, on December 29, 2004.


                                              SATELLITE ENTERPRISES CORP.


                                              By: /s/ Roy Piceni
                                                  ------------------------------
                                              Name: Roy Piceni
                                              Title: CEO, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


      Name                          Title                        Date
----------------------------- ------------------------------  -----------------

/s/ Roy Piceni                CEO, President and Director     December 29, 2004
--------------------------    (Principal Executive Officer)
Roy Piceni


/s/ Leo P.F. van de Voort     CFO  (Principal Accounting/     December 29, 2004
--------------------------    Financial Officer)
Leo P.F. van de Voort


--------------------------    Director                        December 29, 2004
Steve Mannen


/s/Henk Meijer                Director                        December 29, 2004
--------------------------
Henk Meijer